United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A

Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

AIR METHODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Exclusive Airborne Health Care Company...Since 1980
Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

You are cordially invited to attend the Special Meeting of Stockholders of Air Methods Corporation to be held on Monday, December 3, 2012, at the Company’s corporate offices, 7211 South Peoria Street, in Englewood, Colorado 80112, at 1:30 p.m., Mountain Time.

The purpose of the Special Meeting is to consider and vote upon the following proposals:

1)
To approve an amendment to the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share;

2)
To approve a Second Amended and Restated 2006 Equity Compensation Plan, which increases the number of authorized shares available under the current Amended and Restated 2006 Equity Compensation Plan (the “2006 Plan”) from 1,000,000 to 1,800,000 (on a pre-split basis) and makes certain other conforming and technical tax changes to the 2006 Plan; and

3)	To transact such other business as may properly come before the Special Meeting and at any adjournments or postponements of the meeting.

Your attention is directed to the accompanying proxy statement which includes information about the matters to be considered at the Special Meeting and certain other important information. We encourage you to carefully review the entire proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON DECEMBER 3, 2012: This notice and the accompanying proxy statement are available on our website www.airmethods.com under the “Investors” tab.

As of October 29, 2012, the record date for the Special Meeting, we had 12,906,821 shares of Common Stock outstanding and no shares of our Preferred Stock outstanding. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record (a “Record Holder”); and (2) shares held for you as the beneficial owner through a broker, bank or other nominee (a “Beneficial Owner”). If you are a Beneficial Owner, your broker, bank or other nominee will enclose or provide voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares. However, if you are a Record Holder, you may mail your proxy, vote shares electronically at www.voteproxy.com or vote telephonically by telephoning 1-800-776-9437 (if dialing from anywhere in the United States) or 1-718-921-8500 (if dialing from a foreign country).

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded properly. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all of your shares are voted.

Thank you for your ongoing support of Air Methods Corporation.

FOR THE BOARD OF DIRECTORS,

/s/ C. David Kikumoto

C. David Kikumoto

Chairman of the Board

YOUR VOTE IS IMPORTANT AND WE ENCOURAGE YOU TO VOTE YOUR SHARES PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF RESPONDING BY REGULAR MAIL, PLEASE VERIFY THE PROXY IS SIGNED AND DATED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

The Exclusive Airborne Health Care Company...Since 1980
Air Methods Corporation
Denver/Centennial Airport
NASDAQ/GSMS:AIRM

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 3, 2012

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

The 2012 Special Meeting of Stockholders of Air Methods Corporation, a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, 7211 South Peoria Street, in Englewood, Colorado 80112, at 1:30 p.m., Mountain Time, on Monday, December 3, 2012, for the following purposes:

1)
To approve an amendment to the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share;

2)
To approve a Second Amended and Restated 2006 Equity Compensation Plan, which increases the number of authorized shares available under the 2006 Plan from 1,000,000 to 1,800,000 (on a pre-split basis) and makes certain conforming and technical tax changes to the 2006 Plan; and

3)	To transact such other business as may properly come before the Special Meeting and at any adjournments or postponements of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON December 3, 2012: This notice and the accompanying proxy statement are available on our website www.airmethods.com under the “Investors” tab.

The Board of Directors of the Company has fixed the close of business on Monday, October 29, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting. A list of such stockholders will be available at the Company’s corporate office commencing November 23, 2012, for review by interested parties. The list will also be available at the Special Meeting, and all stockholders are cordially invited to attend the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Crystal L. Gordon

Crystal L. Gordon

Secretary

Denver, Colorado
November 2, 2012

Page

ABOUT THE MEETING	1

PROPOSAL NO. 1 APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK AND TO EFFECT A THREE-FOR-ONE STOCK SPLIT OF COMMON STOCK	5

Vote Required	7

Board Recommendation	7

PROPOSAL NO. 2 APPROVAL OF THE SECOND AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN	8

New Plan Benefits Under the Restated 2006 Plan	12

Vote Required	12

Board Recommendation	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	13

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	17

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	41

STOCKHOLDER PROPOSALS	42

ADDITIONAL INFORMATION	42

-i-

AIR METHODS CORPORATION
7211 South Peoria Street
Englewood, CO 80112
(303) 792-7400

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2012

The Board of Directors (the “Board”) of Air Methods Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy for use at our Special Meeting to be held on Monday, December 3, 2012, beginning at 1:30 p.m. Mountain Time, at our corporate headquarters, located at 7211 South Peoria Street, in Englewood, Colorado 80112, and at any time and date to which the Special Meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Special Meeting of Stockholders describe the purpose of the Special Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about November 7, 2012. The proxy statement and proxy card are also available on our website www.airmethods.com under the “Investors” tab.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares on the proposals described below at the Special Meeting. This proxy statement describes issues on which we would like you to vote on at our Special Meeting. It also provides you with information on these issues so that you may make an informed decision on the proposals to be voted on at the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will vote on the following item of business:

1)
To approve an amendment to the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share; and

2)
To approve a Second Amended and Restated 2006 Equity Compensation Plan which increases the number of authorized shares under the 2006 Plan from 1,000,000 to 1,800,000 (on a pre-split basis) and makes certain conforming and technical tax changes to the 2006 Plan.

You will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•
“FOR” the approval of the amendment to the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share

•
“FOR” the approval of the Company’s Second Amended and Restated 2006 Equity Compensation Plan, which increases the number of authorized shares under the 2006 Plan from 1,000,000 to 1,800,000 (on a pre-split basis) and makes conforming and technical tax changes to the 2006 Plan

What shares are entitled to vote?

As of October 29, 2012, the record date for the Special Meeting, we had 12,906,821 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. Each share of our Common Stock outstanding on the record date is entitled to one vote on each item being voted on at the Special Meeting. You can vote all of the shares that you owned on the record date. These shares include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker, bank or other holder of record rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account, by a bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you from that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Special Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting. Your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Who may attend the Special Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of October 29, 2012, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. Registration and seating will begin at 1:00 p.m. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

How may I vote my shares in person at the Special Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions prior to the Special Meeting as described below so that your vote will be counted if you later decide not to attend the Special Meeting.

How may I vote my shares without attending the Special Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Special Meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 7211 South Peoria Street, Englewood, Colorado 80112; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Special Meeting in person and so request, although attendance at the Special Meeting will not by itself revoke a previously granted proxy.

What is a broker non-vote?

Brokers, banks, or other holders of record are not permitted to vote on certain types of proposals without specific client instructions, including proposals to amend a company’s certificate of incorporation or equity incentive plan.  In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the new rules. This is called a “broker non-vote.” If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.  At the Special Meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What constitutes a quorum?

The presence at the Special Meeting, in person or by proxy, of the holders of one-third of the shares of our Common Stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

What vote is required to approve each item?

Proposal	Vote Required
Proposal No. 1: Approval of the amendment to Article IV, Section 1 of the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share
Majority of the outstanding shares of Common Stock as of the record date. Abstentions and broker non-votes will be counted as votes cast against Proposal No. 1.
Proposal No. 2:  Approval of the Second Amended and Restated 2006 Equity Compensation Plan which increases the number of authorized shares from 1,000,000 to 1,800,000 (on a pre-split basis) and makes certain conforming and technical tax changes to the 2006 Plan
Majority of votes cast. Abstentions and broker non-votes will not be counted as votes cast on Proposal No. 2 and therefore, will have no effect on the outcome of this proposal.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

Who will count the proxy votes?

Votes will be counted by our transfer agent, American Stock Transfer & Trust Company.

Where can I find voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will file with the Securities and Exchange Commission a Current Report on Form 8-K containing the final voting results within four business days of the Special Meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Special Meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Aaron D. Todd or Crystal L. Gordon or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Special Meeting.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

No action is proposed herein for which the laws of the State of Delaware or our bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ Common Stock.

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK AND TO EFFECT A THREE-FOR-ONE STOCK SPLIT OF COMMON STOCK

Description of the Proposed Amendment and Vote Required

The Board of Directors proposes and recommends the approval of an amendment to the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share.  The Board of Directors approved this amendment to the Certificate of Incorporation on September 26, 2012, subject to stockholder approval.

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 23,500,000 to 70,500,000. The additional 47,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

The primary purpose of tripling the number of authorized shares of Common Stock is to facilitate the proposed stock split while preserving the relative proportion of authorized and issued shares to unissued shares of Common Stock. As of October 29, 2012 there were 12,963,868 shares of Common Stock issued (of which no shares were held in the treasury of the Company) and 320,182 shares of Common Stock reserved for issuance under the 2006 Plan. This means that as of October 29, 2012 there were 10,272,997 authorized shares of Common Stock that were not outstanding, held in the treasury of the Company or reserved for issuance.

If the proposed amendment is adopted, based on the number of authorized and issued shares of Common Stock as of October 29, 2012 there would be 38,891,604 shares of Common Stock issued (of which no shares would be held in the treasury of the Company) and 960,546 shares would be reserved for issuance under the 2006 Plan following the stock split. As a result, there would be 30,818,991 authorized shares of Common Stock that are not outstanding, held in the treasury of the Company or reserved for issuance.

Except for shares reserved for issuance under the 2006 Plan, the Board has no current plans to issue additional shares of Common Stock. The Board has not proposed the increase in the amount of authorized shares of Common Stock with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

Purposes and Effects of Proposed Three-For-One Stock Split

The Board anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from the proposed stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals, which may result in a broader market for our stock. The Company will apply for the listing of the additional shares of Common Stock on The NASDAQ Global Select Market®, where the existing Common Stock is listed for trading.

If the proposed amendment is adopted, each stockholder of record at the close of business on the date the proposed amendment is filed with the Secretary of State of the State of Delaware will become the record owner of, and entitled to receive two additional shares of Common Stock for each share of Common Stock then owned of record by such stockholder.  All shares issued as a result of the proposed stock split will be issued in book-entry form, either through the Direct Registration System (“DRS”) or as a credit to an existing account of a stockholder of record. Consequently, certificates representing shares of Common Stock currently issued should be retained by each stockholder and should not be returned to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange.  Where the amount of stock issuable as a result of the stock split is less than one share, cash will be paid in lieu of fractional shares.

The Company has been advised by tax counsel that the proposed stock split would not result in recognition of gain, loss or other taxable income by owners of Common Stock under existing U.S. Federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-third of the adjusted basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would include the holding period for the original shares of Common Stock, assuming that the shares are held as capital assets. Stockholders who are subject to the tax laws of other jurisdictions are urged to consult their tax advisors regarding any tax consequences of the stock split under such laws.

If stockholders dispose of their shares subsequent to the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders should consult their respective brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares.

As described above in “Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock,” if the proposed amendment is adopted, following the stock split the number of shares of Common Stock issued and outstanding, reserved for issuance and held in the treasury would triple.

Purposes and Effects of Increasing the Number of Authorized Shares of Preferred Stock

The proposed amendment would increase the number of shares of Preferred Stock which the Company is authorized to issue from 5,000,000 to 15,000,000. The additional 10,000,000 shares would be a part of the existing class of Preferred Stock and, if and when issued, would have the same rights and privileges as the existing shares of Preferred Stock.

The primary purpose of increasing the number of authorized shares of Preferred Stock is to preserve the relative proportion of Common Stock to Preferred Stock. As of October 29, 2012 there were no shares of Preferred Stock issued.

The Board has no current plans to issue additional shares of Preferred Stock. The Board has not proposed the increase in the amount of authorized shares of Preferred Stock with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

Accounting Consequences

The par value per share of our Common Stock and Preferred Stock will remain unchanged after the stock split at $0.06 per share and $1.00 per share, respectively. As a result, on the effective date of the stock split, the stated capital accounts on our consolidated balance sheet attributable to Common Stock and Preferred Stock will be increased proportionately and the additional paid-in-capital account will be decreased by the amount by which the stated capital accounts are increased. Income per Common Share will be decreased because there will be additional shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the stock split.

Effective Date of Proposed Amendment and Issuance of Shares for Stock Split

If the proposed amendment to the Certificate of Incorporation of the Company is adopted by the required vote of stockholders, such amendment will become effective on the date the proposed amendment is filed with the Secretary of State of the State of Delaware, which will become the record date for the determination of the owners of Common Stock entitled to additional shares.  If the proposed amendment is approved, the Company currently anticipates that the record date will be October 29, 2012 and the distribution date for such additional shares will be December 28, 2012. The Board reserves the right, notwithstanding stockholder approval of the proposed amendment to the Certificate of Incorporation, and without further action by the stockholders, to elect not to proceed with the amendment if, at any time prior to filing the amendment, the Board determines that it is no longer in the best interests of the Company and stockholders to proceed with the stock split.

Please do not destroy or send your existing stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. All shares issued as a result of the proposed stock split will be issued in book-entry form, either through DRS or as a credit to an existing stockholder of record account. You will receive information about the additional shares to which you are entitled on or around the distribution date.

If the proposed amendment is approved, the Company will provide additional details about the implementation of the stock split on its website following the Special Meeting.

IMPORTANT NOTE:

PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING STOCK CERTIFICATES. CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AFTER THE EFFECTIVE DATE OF THE STOCK SPLIT.

Vote Required

Approval of Proposal No. 1 requires approval of such proposal at the Special Meeting by a majority of the outstanding shares of common stock as of the record date.

Board Recommendation

The Board of Directors recommends a vote “FOR” Proposal No. 1 to amend the Company’s Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share.

PROPOSAL NO. 2
APPROVAL OF THE SECOND AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN

Description of the Proposed Amendment and Vote Required

The Board of Directors proposes and recommends the approval of the Second Amended and Restated 2006 Equity Compensation Plan (the “Restated 2006 Plan”), which increases the number of shares authorized for issuance under the existing 2006 Plan from 1,000,000 to 1,800,000 and makes certain conforming and technical tax changes to the 2006 Plan. The Company’s Stock Option and Compensation Committee and the Board of Directors each approved this increase in the number of shares authorized for issuance under the 2006 Plan on September 10, 2012 and September 26, 2012, respectively, subject to stockholder approval.

As of October 29, 2012, there were approximately 320,182 shares available for issuance under the 2006 Plan (on a pre-split basis) out of 1,000,000 shares originally authorized for issuance under the 2006 Plan.  If approved, the maximum number of shares authorized under the 2006 Plan will be increased by 800,000 (on a pre-split basis).  Accordingly, if this Proposal No. 2 is approved, there will be 1,120,182 shares available for future issuance under the Restated 2006 Plan (on a pre-split basis).  All of these shares may be used for the grant of any type of award permitted under the Restated 2006 Plan, including ISOs, as further described below.

The conforming and technical tax changes include items such as:

•
Code Section 162(m) related changes, such as setting the individual limit on the number of options and SARs that may be granted to any single participant at 1,800,000, thereby taking into account the increased share limit;

•
Incentive stock option related changes, such as setting the maximum number of ISOs that may be granted under the Restated 2006 Plan at 1,800,000, thereby taking into account the increased share limit; and

•	Code Section 409A related changes, such as adding Code Section 409A savings language which incorporates current best practices.

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock under the 2006 Plan

We believe equity-based compensation is a valuable component of our reward system.  Long-term incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company.  In October of 2012, we officially terminated two of our existing equity incentive plans, our Equity Compensation Plan for Non-Employee Directors and our 1995 Employee Stock Option Plan, both of which had become obsolete.  Accordingly, the 2006 Plan is the sole remaining equity incentive plan of the Company, and the Board and the Stock Option and Compensation Committee believe that a further increase in the number of shares available for issuance pursuant to the 2006 Plan is essential to the best interests of the Company and its stockholders as it will enable us to continue to offer our employees and our non-employee directors competitive and efficient equity incentive compensation.  The following table sets forth the total number of shares available for issuance under our equity compensation plans as of October 29, 2012 as well as the total number of shares that would become available under our equity compensation plans if the stockholders approve this Proposal No. 2:

Plan Name	Shares Currently Available	Shares Available if Proposal No. 2 is approved by Company stockholders
Equity Compensation Plan for Non-Employee Directors	0	0
1995 Employee Stock Option Plan	0	0
2006 Plan/Restated 2006 Plan	320,182	1,120,182
Total	320,182	1,120,182

Summary of the Restated 2006 Plan

The principal terms of the Restated 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the Restated 2006 Plan, which appears as Appendix A to this proxy statement.

Administration; Share Reserve

The Restated 2006 Plan is administered by a committee composed of two or more members of the Board of Directors, all of whom are disinterested persons (the “Committee”).  Under the Restated 2006 Plan, the Committee is authorized to grant incentive stock options, non-statutory stock options, shares of restricted stock and stock appreciation rights.  Currently, the maximum aggregate number of shares of Common Stock that may be made subject to awards under the 2006 Plan is 1,000,000 (including grants previously made).  However, this Proposal No. 2 seeks stockholder approval to increase the number of shares reserved for issuance under the Restated 2006 Plan to 1,800,000 (which also includes grants previously made).  All 1,800,000 shares are available for issuance as incentive stock options (as described below).  In addition, and although the Committee has no intention of doing so, the Committee may grant stock options and stock appreciation rights to any single participant in any calendar year covering up to the full 1,800,000 shares.

Eligible Participants

Employees, including the executive officers, as well as directors and consultants, are eligible to receive awards under the Restated 2006 Plan, although only employees may be issued incentive stock options.

Stock Options

The options granted under the Restated 2006 Plan may be either incentive stock options (ISOs) that meet certain requirements under the federal income tax laws, or non-incentive stock options (non-ISOs).  Each stock option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date.

Each option agreement will state the time or periods in which, or the conditions upon satisfaction of which, the right to exercise the option or a portion thereof will vest and the number of shares of Common Stock for which the right to exercise the option will vest at each such time, period, or fulfillment of condition.  The Restated 2006 Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the Committee in the grant of the option, subject to any vesting requirements set forth in the option agreement.  Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares.  The Committee has discretion to set the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the exercise price for each share of Common Stock subject to such incentive stock option is at least 110% of the fair market value per share of the Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant.  In addition, if the total fair market value of shares of Common Stock designated as and otherwise qualifying as ISOs that are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the option, the options for shares of Common Stock in excess of $100,000 for that year will be treated as non-ISOs.

Restricted Stock

The Restated 2006 Plan provides for awards of shares of Common Stock that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion.  The Committee sets all terms and conditions of each grant, including the number of shares of restricted stock subject to the grant, the purchase price, if any, to be paid by the grantee for such shares and restrictions applicable to the shares of restricted stock.  The restrictions placed on the restricted stock may include restrictions on transfer of all or a portion of the restricted stock, provisions for the forfeiture of such shares in specified circumstances, a right of the Company to repurchase the shares and the conditions (including price) of such repurchase, and a right of first refusal by the Company to purchase the shares before the shares may be transferred to a third party.  Such restrictions will lapse on such terms as are established by the Committee.  Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the Restated 2006 Plan.  The provisions of restricted stock awards need not be the same with respect to each recipient.

Stock Appreciation Rights

Stock Appreciation Rights (SARs) may only be granted in tandem with options.  SARs constitute the right to receive cash, shares of Common Stock, or a combination of both (in the sole discretion of the Committee), equal in value to the difference between the market price of a share of Common Stock on the exercise date and the exercise price of the related option.   The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa.  The provisions of SARs need not be the same with respect to each recipient.  The Committee may impose such conditions or restrictions on the exercise of any SAR as it deems appropriate.

Merger or Liquidation of the Company

The Restated 2006 Plan permits the Committee, in its discretion, to provide that the award will vest, and any restrictions and other conditions applicable to awards will lapse, upon a disposition of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or merger or reorganization in which the Company is not the surviving corporation.

Amendments and Termination

The Board may amend or terminate the Restated 2006 Plan provided that no outstanding awards may be adversely affected without the consent of the affected participant.  Stockholder approval generally must be obtained to (i) increase the maximum number of shares of Common Stock that may be made subject to stock options; (ii) materially increase the benefits accruing to participants under the Restated 2006 Plan; or (iii) materially modify the requirements as to eligibility for participation in the Restated 2006 Plan.  No award may be granted under the 2006 Plan subsequent to ten years after the effective date of the Restated 2006 Plan.

Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences of awards granted under the Restated 2006 Plan.  IT DOES NOT DISCUSS THE POTENTIAL APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.  IN ADDITION, BECAUSE APPLICATION OF THE TAX LAWS VARIES ACCORDING TO INDIVIDUAL CIRCUMSTANCES, THE FOLLOWING DOES NOT COVER EVERY TAX CONSEQUENCE THAT MAY OCCUR UNDER THE RESTATED 2006 PLAN.

Incentive Stock Options.  A participant who is granted an ISO recognizes no taxable income when the ISO is granted.  A participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below).  A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option.  Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted.  If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is subject to income tax (but not FICA taxes) as though he or she had exercised a non-ISO, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of (1) the excess of the fair market value of the shares acquired on the date of its exercise over the option price, or (2) the excess of the amount realized in the sale of the stock over the original option price.  The Company will not be entitled to a deduction with respect to the grant or exercise of the ISO or the sale of the ISO shares, except in the case of a disqualifying disposition of the ISO shares, upon which event the Company deduction is the same amount as the compensation income to the participant.

If there is an acceleration of the vesting or exercisability of a participants’ option upon a change of control of the Company or other event, a portion of the participant’s options that qualified as ISOs may cease to qualify as ISOs.  If an option were no longer to qualify as an ISO, the participant will be subject to taxation with respect to the option in the manner described below under “Non-Incentive Stock Options.”

Alternative Minimum Tax.  The exercise of an ISO may result in tax liability under the AMT.  The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of “alternative minimum taxable income” in excess of an applicable exemption amount, over (b) regular income tax for the taxable year.  For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a non-ISO (as described below under “Non-Incentive Stock Options”), so the difference between the fair market value on the date of exercise (or up to 6 months later if the stock is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the shares received on exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value for subsequent AMT purposes.  Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances.

Non-Incentive Stock Options.  The tax treatment of non-ISOs differs significantly from the tax treatment of ISOs.  Assuming that a non-ISO complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), no taxable income is recognized when a non-ISO is granted but, upon the exercise of a non-ISO, the difference between the fair market value of the shares underlying the option on the date of exercise (or up to 6 months later if the stock is subject to Section 16(b) of the Exchange Act) and the exercise price is taxable as ordinary income to the recipient and is generally deductible by the Company.  If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes.  The recipient will have a tax basis in the shares equal to the fair market value on the date of exercise and the holding period for the shares will begin on the day after the date the option is exercised (or up to 6 months later if the option is subject to Section 16(b) of the Exchange Act).  For long-term capital gain treatment, the shares must be held for more than one year.

Restricted Stock Awards.  Grantees of restricted shares issued pursuant to the Restated 2006 Plan (the “Restricted Shares”) ordinarily do not recognize income at the time of the grant of unvested awards.  However, when Restricted Shares are no longer subject to a substantial risk of forfeiture (or up to 6 months later if the stock is subject to Section 16(b) of the Exchange Act), grantees recognize ordinary income in an amount equal to the fair market value of the shares less the amount paid, if any, for the shares.  Alternatively, the grantee of Restricted Shares may elect under Section 83(b) of the Code to recognize income upon the grant of the shares and not at the time the restrictions lapse.  The election is made by filing a required notice with the Internal Revenue Service within 30 days from the grant, with a copy to the Company.  If the grantee is an employee of the Company, the income will constitute additional wages, subject to FICA taxes and withholding.  The Company generally is entitled to deduct an amount equal to the income recognized by the grantee at the time the grantee recognizes the income.

Stock Appreciation Rights.  A participant will not recognize taxable income upon receipt of a SAR, assuming that the SAR complies with the requirements of Section 409A of the Code.   Assuming such 409A requirements are met, the participant will recognize ordinary income when the participant exercises the SAR, and then in an amount equal to the amount of cash received and the fair market value of any shares of the Company’s common stock received at the time of exercise (or up to 6 months later if the option is subject to Section 16(b) of the Exchange Act).

The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by a participant with respect to a SAR.  If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes.  If the Company issues shares to a participant upon the participant’s exercise of a SAR, the recipient will have a tax basis in the shares equal to the fair market value on the date of exercise (or up to 6 months later if the stock is subject to Section 16(b) of the Exchange Act) and the holding period for the shares will begin on the day after such date.   Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.  For long-term capital gain treatment, the shares must be held for more than one year.

Withholding.  The Company may take such steps as it deems necessary or appropriate to withhold federal, state and local income and payroll taxes in connection with any award under the Restated 2006 Plan.

Section 409A Considerations.  If a non-ISO or SAR were not to comply with the requirements of Section 409A of the Code, a participant could recognize income with respect to the non-ISO or SAR before the date of exercise, and may also be subject to a penalty equal to 20% of the income recognized and to an interest charge.  The Company intends that the non-ISOs and SARs will comply with or be exempt from the requirements of Section 409A of the Code, but there can be no assurance that this intended result will be achieved.

Limitations on Deductibility of Awards Under Section 162(m).  Under Code Section 162(m), no deduction is allowed to a publicly held corporation for remuneration to a “covered employee” in excess of $1 million annually.  The term “covered employee” generally includes the corporation's chief executive officer and the four other highest paid officers (excluding the Chief Financial Officer).  However, the $1 million limit on deductibility does not apply to “qualified performance-based” compensation.  The Company intends that the exception to Section 162(m) for “qualified performance-based compensation” will apply to options and SARs granted under the Restated 2006 Plan.

Change of Control.  If there is an acceleration of the vesting or payment of awards and/or an acceleration of the exercisability of options upon a change of control, all or a portion of the accelerated awards may constitute “excess parachute payments” under Section 280G of the Code.  Generally an employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payments in excess of the employee’s average annual compensation over the five calendar years preceding the year of the change of control and the Company is not entitled to a deduction for such excess amount.

The foregoing summary of the federal income tax consequences of the Restated 2006 Plan is based on present federal tax law and regulations.  The summary does not purport to be complete or applicable to every specific situation.

New Plan Benefits Under the Restated 2006 Plan

Because future awards under the Restated 2006 Plan will be granted in the discretion of the Stock Option and Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table" and "Outstanding Equity Awards at December 31, 2011" table contained in the “Compensation of Directors and Executive Officers” section of this proxy, and in our financial statements for the fiscal year ended December 31, 2011, in the Company’s Annual Report on Form 10-K filed on February 29, 2012.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast on such proposal at the Special Meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” Proposal No. 2 to adopt the Second Amended and Restated 2006 Equity Compensation Plan, which increases the number of shares available for issuance under the 2006 Plan from 1,000,000 to 1,800,000 (on a pre-split basis) and which makes certain conforming and technical tax changes to the 2006 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 22, 2012, the beneficial ownership of our outstanding Common Stock: (i) by each person who owns (or is known by us to own beneficially) more than 5% of the Common Stock, (ii) by each of our directors and executive officers, and (iii) by all directors and executive officers as a group, as identified in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders. All information is taken from or based upon ownership filings made by such persons with the SEC and other information provided by such persons to us. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned. On October 22, 2012, there were 12,906,821 shares of Common Stock outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Officers and Directors
	Michael D. Allen	13,333	(2)	*
	George W. Belsey	24,956	(3)	*
	Ralph J. Bernstein	1,043,527	(4)	8.1%
	Mark D. Carleton	19,530	(5)	*
	Trent J. Carman	28,702	(6)	*
	John J. Connolly, Ed.D.	450	(7)	*
	Jeffrey A. Dorsey	450	(8)	*
	Sharon J. Keck	17,726	(9)	*
	C. David Kikumoto	24,930	(10)	*
	MG Carl H. McNair, Jr. USA (Ret.)	53,667	(11)	*
	Lowell D. Miller, Ph.D.	22,530	(12)	*
	Edward T. Rupert	1,333	(13)	*
	Morad Tahbaz	28,613	(14)	*
	Aaron D. Todd	40,676	(15)	*
	All Directors and Executive Officers as a group – 15 persons	1,326,256	(16)	10.2%
5% Beneficial Owners
	Daruma Asset Management, Inc.	650,590	(17)	5%
	80 West 49th Street, 9th Floor
	New York, New York 10018
	Jennison Associates LLC	1,207,827	(18)	9.4%
	466 Lexington Avenue
	New York, NY 10017
	Prudential Financial, Inc.	1,230,947	(19)	9.5%
	751 Broad Street
	Newark, New Jersey 07102-3777
	BlackRock, Inc.	849,391	(20)	6.6%
	40 East 52nd Street
	New York, New York 10022
	FMR LLC and Edward C. Johnson 3d	782,339	(21)	6.1%
	82 Devonshire Street
	Boston, Massachusetts 02109
	Ameriprise Financial, Inc. and Columbia Management Investment Advisers, LLC	728,286	(22)	5.6%
	145 Ameriprise Financial Center
	Minneapolis, Minnesota 55474

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.
(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of October 22, 2012 are treated as outstanding only for determination of the number and percent owned by such person.

(2)	Includes 1,333 shares of restricted stock subject to future vesting requirements.
(3)
Includes (i) options to purchase 500 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements. Stock is directly owned by George and Phyllis Belsey. Mr. Belsey holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.

(4)
Includes (i) options to purchase 16,780 shares of Commons Stock exercisable within 60 days of October 22, 2012, (ii) 250 shares of restricted stock subject to future vesting requirements, and (iii) 60,500 shares directly owned by Yasmeen Bernstein, Mr. Bernstein’s spouse. Mr. Bernstein holds 225,000 shares in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account.

(5)	Includes (i) options to purchase 16,780 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(6)	Includes (i) options to purchase 12,500 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 3,333 shares of restricted stock subject to future vesting requirements.
(7)	Includes (i) options to purchase 300 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 150 shares of restricted stock subject to future vesting requirements.
(8)	Includes (i) options to purchase 300 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 150 shares of restricted stock subject to future vesting requirements.
(9)	Includes (i) options to purchase 8,332 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 6,833 shares of restricted stock subject to future vesting requirements.
(10)	Includes (i) options to purchase 9,280 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(11)
Includes (i) options to purchase 16,780 shares of Common Stock exercisable within 60 days of October 22, 2012, (ii) 250 shares of restricted stock subject to future vesting requirements, and (iii) 40,987 shares jointly owned with Jo Ann McNair, Mr. McNair’s spouse.

(12)	Includes (i) options to purchase 500 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements.
(13)	Includes 1,333 shares of restricted stock subject to future vesting requirements.
(14)
Includes (i) options to purchase 16,780 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 250 shares of restricted stock subject to future vesting requirements. Mr. Tahbaz holds shares in a brokerage account, which is subject to standard margin terms. Such shares secure his obligations under such account.

(15)
Includes (i) options to purchase 10,000 shares of Common Stock exercisable within 60 days of October 22, 2012, (ii) 1,719 shares beneficially owned by Mr. Todd in our 401(k) plan, and (iii) 5,000 shares of restricted stock subject to future vesting requirements.

(16)
Includes (i) options to purchase a total of 108,832 shares of Common Stock exercisable within 60 days of October 22, 2012, and (ii) 25,715 shares of restricted stock subject to future vesting requirements.

(17)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Daruma Asset Management, Inc. (“Daruma”) and Mariko O. Gordon (“Gordon”) on February 14, 2012. The Schedule 13G filed by Daruma and Gordon reports that each has sole voting power over 0 shares, shared voting power over 257,670 shares, shared dispositive power over 650,590 shares and sole dispositive power over 0 shares. The 650,950 shares beneficially owned by Daruma Asset Management, Inc. and Mariko O. Gordon are held in the accounts of private investment vehicles and managed accounts advised by Daruma Asset Management, Inc.

(18)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 10, 2012. At the time of filing, the reporting person reported being an investment adviser to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”) with sole voting power over 1,165,442 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 1,207,827 shares. As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Issuer’s Common Stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Issuer’s Common Stock reported on Jennison’s 13G/A may be included in the shares reported on the 13G by Prudential. The filing of this statement should not be construed as an admission that Jennison is for the purposes of Sections 13 or 16 of the Securities Exchange Act of 1934, the beneficial owner of these shares.

(19)
This disclosure is based on an amendment to Schedule 13G filed with the SEC by Prudential Financial, Inc. (“Prudential”) on February 14, 2012. Prudential has sole voting power over 91,257 shares; shared voting power over 536,971 shares, sole dispositive power over 91,257 shares and shared dispositive power over 1,139,690 shares. Prudential Financial, Inc. may be deemed the beneficial owner of securities beneficially owned by the entities listed below and may have direct or indirect voting and/or investment discretion over 1,230,947 shares with are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential Financial reports the combined holdings of these entities for the purpose of administrative convenience.  The Schedule 13G/A was filed by Prudential on behalf of itself and as Parent Holding Company and as the direct or indirect parent of the following Registered Investment Advisers and Broker Dealers: The Prudential Insurance Company of America (IC, IA), Prudential Investment Management, Inc. (IA), Jennison Associates LLC (IA), and Qualitative Management Associates LLC (IA). Jennison Associates LLC may be deemed to be the beneficial owner of 5% or greater of the outstanding shares of the security class being reported on this Schedule 13G.

(20)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 13, 2012. The Schedule 13G was filed by BlackRock, Inc. (“BlackRock”), a parent holding company, on its own behalf, which has sole voting power over 849,391 shares, shared voting power over 0 shares, sole dispositive power over 849,391 shares, and shared dispositive power over 0 shares. Subsidiaries of the Parent Holding Company, listed below, are identified as having acquired the Common Stock of Air Methods Corp. Various persons have the right ot receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock of Air Methods Corp. No one person’s interest in the Common Stock is more than five percent of the total outstanding common shares. Parent Holding Company subsidiaries are: BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Asset Management Ireland Limited; and BlackRock International Limited.

(21)
This disclosure is based on Schedule 13G filed with the SEC on February 14, 2012. The Schedule 13G was filed by FMR LLC (“FMR”), a parent holding company on its own behalf, which has sole voting power over 71,022 shares, shared voting power over 0 shares, sole dispositive power over 782,339 shares and shared dispositive power over 782,339 shares. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR, a registered investment adviser, is the beneficial owner of 713,317 shares as a result of acting as investment adviser to various investment companies.

Edward C. Johnson 3d, Chairman of FMR (“Johnson”), and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 782,339 shares owned by the Funds.

Members of the family of Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B Shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting commons shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”)., 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 69,022 shares or 0.543% of the outstanding Common Stock of the Company as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or registered investment companies owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 69,022 shares and sole power to vote or to direct the voting of 69,022 shares owned by the institutional accounts or funds advised by PGALLC as reported above. FMR LLC, Edward C. Johnson 3d and Fidelity Management and Research Company consented to joint filing in connection with their beneficial ownership of the Company’s Common Stock.

(22)
This disclosure is based on Schedule 13G filed with the SEC on February 12, 2012. The Schedule 13G was filed by Ameriprise Financial, Inc. (“AFI”), a parent holding company on its own behalf, which has sole voting power over 0 shares, shared voting power over 450,668 shares, sole dispositive power over 0 shares and shared dispositive power over 728,286 shares. Columbia Management Investment Advisers, LLC (“CMIA”), 225 Franklin Street, Boston, Massachusetts 02110, an investment adviser in accordance with rule 13d-1(b)(1)(ii)(E), a subsidiary of AFI, has sole voting power over 0 shares, shared voting power over 450,668 shares, sole dispositive power over 0 shares and shared dispositive power over 728,286 shares. AFI, as the parent company of CMIA, may be deemed to beneficially own the shares reported in the Schedule 13G by CMIA. Accordingly, the shares reported on the Schedule 13G by AFI include those shares separately reported by CMIA. Each of AFI and CMIA disclaims beneficial ownership of any shares reported on the Schedule 13G.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and the material elements of our compensation program for fiscal year 2011 for our named executive officers, including our chief executive officer, our chief financial officer and our three other most highly compensated executive officers (collectively, the “executive officers”).  The CD&A has been organized into three sections.  The first section, “Compensation Actions for 2011,” summarizes the compensation actions taken during 2011, as well as highlights the Company’s financial performance during 2011.  The second section, "Summary of 2012 Compensation Activity," summarizes the compensation actions taken to date during 2012.  The third section, “General Compensation Practices and Philosophies,” discusses our general compensation philosophy and policies.

Section I – Compensation Actions for 2011

Overview of 2011 Performance

During fiscal year 2011, the Company continued its strong performance, with revenues of $660,549,000 (representing a 17.5% increase from the year ended December 31, 2010), and net income of $46,574,000 (representing a 9% increase from the year ended December 31, 2010).  The Company’s cumulative five-year total shareholder return (“TSR”) was 204.47%.  The charts set forth below illustrate elements of our strong success:

Revenue Growth

As shown above, the percentile ranking of our performance measured by TSR is in the top quartile for each of the periods as compared to our compensation peer group.

In addition to the financial highlights noted above, in 2011, the Company successfully completed its acquisition of Omniflight Helicopters, Inc., negotiated a new collective bargaining agreement with the Company’s pilots and executed an agreement with Community Health Systems to be the preferred provider of emergency air ambulance services.

Components of the Executive Compensation Program for 2011 and Fiscal Year 2011 Awards

For 2011, the compensation program for the Company’s executive officers was essentially the same program that has been in place for the last five years.  The program is highly performance based, specifically focused on achieving earnings per share targets, and the 2011 compensation of our executive officers reflects the Company’s performance.  Given the overwhelming shareholder support that the “Say-on-Pay” resolution received at our June 14, 2011 annual meeting (91% of votes cast in favor of the advisory proposal), the Committee did not make any adjustments to its compensation program for 2011. However, as a result of the Company’s strong performance, and in an effort to ensure the Company is paying its executive officers competitively, in April 2012, the Committee engaged Denver Compensation & Benefits LLC, the Committee’s independent compensation consultant (“DCB”), to undertake an analysis of compensation for the Company’s executive officers, which is ongoing.  (see “Role of Comparative Compensation Data” for a more detailed discussion of the benchmarking process).

As discussed in greater detail below in Section III, the main components of our executive compensation program are base salary, annual performance-based cash bonuses and long-term compensation, including cash bonuses and equity (options and restricted stock), each of which are discussed below for fiscal 2011.

Base Salary.  In 2011, each of the executive officers received 3% increases in their base salary.  The table below sets forth the base salary for each executive officer for 2011.

Base Salaries for 2011
Executive Officer	Base Salary
Aaron D. Todd,	$422,200
Chief Executive Officer
Michael D. Allen,	$257,400
Senior Vice President, Hospital-Based Services
Trent J. Carman,	$265,845
Chief Financial Officer and Treasurer
Sharon J. Keck,	$204,045
Chief Accounting Officer
Edward T. Rupert,	$200,850
Senior Vice President, Community-Based Services
Paul H. Tate,	$317,550
Chief Operating Officer(1)

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

2011 Annual Bonus Targets.  For 2011, the bonus amount for each executive officer, other than the Chief Accounting Officer, was tied to achievement of certain corporate performance goals, primarily related to, among other things, achieving a pre-determined earnings per share target (weighted at 40% of the targeted bonus amount).  As set forth in the table below, the annual bonus opportunity for the executive officer group ranged from 30% to 40% of the executive officer’s respective base pay.  In addition to the earnings per share target, in 2011 the payment of annual bonuses was also tied to achievement of certain operational and strategic goals (weighted at 60% of the targeted bonus amount).

The specific operational and strategic goals are not disclosed in this proxy statement because such disclosure would result in competitive harm to the Company.  However, such goals generally relate to cost reduction efforts, achieving divisional budget net income objectives, securing new business relationships and growth in same-base transport volume.  The Company is involved in a unique business with very few competitors, and in particular very few public company competitors.  Accordingly, the disclosure of such information may provide insight into the Company’s planning process and projections.  For the strategic and operational goals, the Committee, pursuant to the recommendation of the Chief Executive Officer, established precise measures and determined the relative weight to be given to each measure, as well as the requirements as to how many of the measures needed to be achieved in order to reach threshold, target and maximum goals.  At the time that the operational and strategic goals were set, the targets that the Committee and the Chief Executive Officer established were substantially uncertain to be achieved.  The full Board of Directors (other than our Chief Executive Officer) established the strategic and operational goals for the Chief Executive Officer.

The bonus amount for the Chief Accounting Officer was determined according to whether annual individual goals, which were set by the Chief Executive Officer and the Chief Financial Officer, were attained.  The rationale for excluding the Chief Accounting Officer from the formula bonus is to help avoid actual and apparent financial self-interest on the part of the Chief Accounting Officer in the achievement of key financial measures.  The individual goals established for Ms. Keck, our Chief Accounting Officer, included, among other things, the timely filing of the Company’s Form 10-Ks and Form 10-Qs.  The Chief Executive Officer and the Chief Financial Officer made a recommendation to the Committee and the Committee determined the bonus for the Chief Accounting Officer, taking into account their recommendation.  In determining Ms. Keck’s bonus amount, the Chief Executive Officer and Chief Financial Officer took into account Ms. Keck’s efforts with regard to the Company’s restatement of its financial statements, the acquisition of Omniflight Helicopters, Inc. and the integration of a new information technology system.  Ms. Keck received a bonus in the amount of $150,000 for fiscal year 2011, representing approximately 74% of her 2011 base salary.

The earnings per share target for fiscal year 2011 was fully diluted earnings per share of $4.20 (“EPS Target”).  The EPS Target represented a 20% increase from the fully diluted earnings per share achieved in 2010 ($3.39).  For each $0.01 increase above the EPS Target, the bonus opportunity for each executive officer increased between 1.0 % and 1.33%.  In addition to the EPS Target and at the discretion of the Committee, the bonus amount for each executive officer could be increased by up to 10% for achievement of objectives deserving additional incentive compensation or if factors beyond the control of the executive officer negatively impacted the bonus computation.  The maximum bonus amount was capped at 300% of the target bonus amount.

For fiscal year 2011, the fully diluted earnings per share was $3.63, representing an approximate 7% increase from the fully diluted earnings per share achieved in 2010.  A number of factors contributed to the EPS results, including, one-time expenses related to the Omniflight Helicopters, Inc. acquisition, the Company’s restatement of its financial statements, expenses associated with the successful negotiation of a collective bargaining agreement with the Company’s pilots and losses associated with an asset disposition.

Despite not achieving the EPS Target, certain executives achieved several of the strategic and operational goals established by the Committee.  Messrs. Carman and Todd received their target bonus amount, while the other executive officers received bonuses well below their target amounts.  In awarding bonuses to Messrs. Carman and Todd, the Committee considered, among other things, their leadership during the acquisition of Omniflight Helicopters, Inc., and integration of Omniflight into the Company’s operations.  Mr. Allen was also awarded a bonus near his target amount given his increased contribution to the Company’s operations in 2011, as well as meeting most of his strategic and operational goals established by the Committee.

The table below illustrates each executive officer’s (other than the Chief Accounting Officer) bonus target and actual bonus amount paid for achievement of certain strategic and operational goals for 2011.

Target vs.  Annual Incentive Bonuses
Paid for 2011 Performance

Executive Officer	2011 Annual Base Salary	Target Percentage of Base Salary	Target Bonus Amount	Total Cash Bonus (not including the EVA Bonus Amount)	Percentage of Base Salary for Individual Bonus Amount Approved (not including EVA Bonus Payment)
Aaron D. Todd, Chief Executive Officer	$422,199	40%	$168,880	$367,384	87%
Michael Allen, Senior Vice President, Hospital-Based Services	$257,400	30%	$77,220	$75,000	29%
Trent J. Carman, Chief Financial Officer and Treasurer	$265,845	30%	$79,753	$100,000	38%
Edward T. Rupert, Senior Vice President, Community-Based Division	$200,850	30%	$60,255	$22,142	11%
Paul H. Tate, Chief Operating Officer(1)	$371,550	30%	$95,265	$37,218	12%

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Long-Term Incentive Awards for 2011.  Long-term incentive awards are designed to align the interests of our executive officers with those of our stockholders.  In 2011, the Committee decided to award only restricted stock to the executive officers.  Stock ownership and stock-based incentive awards align the interests of our executive officers with the interests of our shareholders, as the value of this incentive rises and falls with the stock price, consistent with shareholder returns.  Restricted stock awards also promote executive retention as unvested shares held at the time the executive’s employment is terminated are forfeited.  Restricted stock awards generally vest in three equal installments on each of the first three anniversaries of the grant date.

Consistent with prior years’ incentive award grant practices for each executive officer, the 2011 restricted stock grants were based on the Committee’s subjective assessment of each executive officer’s prior year individual and team performance and expected contribution in future years.

2011 Annual Incentive Awards

Executive Officer	Number of Shares of Restricted Stock	Grant Date Fair Value of Restricted Stock	Percentage of Base Salary
Aaron D. Todd, Chief Executive Officer	3,000	$159,480	38%
Michael Allen, Senior Vice President, Hospital-Based Services	2,000	$106,320	41%
Trent J. Carman, Chief Financial Officer and Treasurer	2,000	$106,320	40%
Sharon J. Keck, Chief Accounting Officer and Controller	2,000	$106,320	52%
Edward T. Rupert, Senior Vice President, Community-Based Services	2,000	$106,320	53%
Paul H. Tate, Chief Operating Officer(1)	2,000	$106,320	33%

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Equity Grants

The Committee did not award equity grants to all of the executive officers in 2012 because certain of the officers did not meet their strategic and performance goals (weighted at 60%), nor did the Company achieve the 2011 EPS Target established by the Committee (weighted at 40%).  Accordingly, as evidenced by the table below, the Committee only awarded Ms. Keck and Messrs. Carman and Todd equity awards in the form of restricted stock grants.  The restricted stock vests in three equal installments on each of January 1, 2013, January 1, 2014 and January 1, 2015.  These shares of restricted stock become freely tradable upon vesting.  In 2012, the executive officers were granted the following number of time-vested, restricted shares:

Name and Principal Position	Shares (#)
Aaron D. Todd,	3,000
Chief Executive Officer
Trent J. Carman,	2,000
Chief Financial Officer and Treasurer
Michael D. Allen,	---
Senior Vice President, Hospital-Based Services
Sharon J. Keck,	3,000
Chief Accounting Officer and Controller
Edward T. Rupert,	---
Senior Vice President, Community-Based Services
Paul H. Tate,	---
Chief Operating Officer(1)

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Payment of EVA Performance Bonuses

In addition to equity awards, other long-term incentives include the amounts payable under the Economic Value Added Plan (the “EVA Plan”) adopted on February 5, 2009.  Under the EVA Plan, Messrs. Allen, Carman, Tate and Todd received a certain percentage of the “Economic Value Added” during the Performance Period (January 1, 2009 through December 31, 2010).  The EVA Plan was designed to reward the participants for sustained, continuous improvement in operating profit in relation to the invested capital employed in the business.  The Committee adopted the EVA Plan because of its belief that compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, the EVA Plan has the highest correlation with the creation of value for stockholders over the long term.

The first two payments due under the EVA Plan were paid on March 15, 2011 and January 1, 2012, and the final payment is due on January 1, 2013 to each of Messrs. Todd ($1,159,281), Allen ($526,946) and Carman ($526,946).  Such payments will be paid in accordance with the terms of the EVA Plan.  In connection with Mr. Tate’s departure as the Company’s Chief Operating Officer, and as required pursuant to the terms of his EVA Plan, his final EVA payment in the amount of $649,900 was accelerated and paid as part of his severance package.

In 2011, the Company also adopted a new long-term incentive plan, the Performance Pay Plan that was approved by the Company’s stockholders on May 31, 2012.  On September 30, 2011, the Committee adopted the 2011-2014 Bonus Program under the Performance Pay Plan (the “2011 EVA Plan”), pursuant to which members of senior management are eligible to receive incentive compensation based upon the financial performance of the Company (measured in terms of “economic value added,” or “EVA”) during the period commencing July 1, 2011 and ending on June 30, 2014.

On September 25, 2012, the Committee adopted the 2012-2014 Bonus Program under the Performance Pay Plan (the “2012 EVA Plan”), which supplements the 2011 EVA Plan for the period commencing July 1, 2012 and ending on June 30, 2014, as follows:

•	Adds new participants from senior management for such period;
•	Adjusts the portion of the bonus pool for such period to which each participant may be entitled;
•	Modifies the calculation of “economic value added” for such period by increasing the “Business Valuation Multiple” (as such term is defined in the 2012 EVA Plan) from 6 to 7;
•
Provides an offset (as determined at the discretion of the Compensation Committee in order to preserve maximum flexibility) against amounts payable under the 2011 EVA Plan to achieve the desired economics without double paying participants for the same financial performance under both the 2011 EVA Plan and the 2012 EVA Plan; and

•	Modifies the termination “without cause” section to mirror the language in the Amended Employment Agreements.

Adoption of Equity Retention Guidelines for Directors and Officers and Policy Prohibiting Hedging

The Committee has established stock ownership guidelines for senior management and directors.  The stock ownership guidelines have been established to better align the interests of our executive officers and directors with the interests of our stockholders and to promote our commitment to sound corporate governance.  As a result of the guidelines, an executive officer is required to achieve the target stock ownership within three (3) years after being designated as a Section 16 Officer, or in the case of an executive officer designated as a Section 16 Officer at the time the guidelines were adopted, by December 31, 2015, which is five (5) years from the date of adoption of the guidelines.  Non-employee directors are required to achieve the target stock ownership within three (3) years of joining the Board of Directors, or in the case of non-employee directors serving at the time the guidelines were adopted, by December 31, 2013, which is three (3) years from the date of adoption of the guidelines.

The ownership requirement for our non-employee directors is a minimum of 15,000 Qualifying Shares (as defined hereafter).  As defined under the guidelines, “Qualifying Shares” includes the Company’s common stock (including vested and unvested restricted common stock) and shares of common stock represented by unexercised options.  Executive officers must own a number of Qualifying Shares equal to a multiple of their base salary, ranging from 5 (CEO) to 1 (Vice Presidents).

As of December 31, 2011, all executive officers and non-employee directors subject to the guidelines met or exceeded their ownership guidelines.

Our Insider Trading Policy prohibits, among many other actions, our executive officers and directors from entering into derivative transactions such as puts, calls or hedges with our stock.

Executive Departures

In connection with a consolidation of the Company’s management structure, the position of Chief Operating Officer held by Paul H.  Tate was eliminated effective as of April 9, 2012.  Pursuant to the terms of the Separation Agreement entered into with Mr. Tate on April 11, 2012, and as required by Mr. Tate’s Employment Agreement, the Company agreed to pay Mr. Tate (i) $504,687 over the eleven-month period beginning on the first regularly scheduled payroll after the expiration of the revocation period as set forth in the Separation Agreement; and (ii) as required by the terms of the Economic Value Added Bonus Plan, adopted February 5, 2009, a lump sum payment of $649,900 (such amount would have otherwise been payable to Mr. Tate on January 1, 2013).  The Company will also pay the COBRA premiums for Mr. Tate’s continued coverage under the Company’s group, medical and dental policies for up to 12 months following the Effective Date.  The Separation Agreement also contains non-competition and non-solicitation provisions, as well as other customary terms.

Under the terms of the Separation Agreement, Mr. Tate has agreed to provide consulting services to the Company for a period of eleven months following the Effective Date (the “Consulting Term”).  During the Consulting Term, Mr. Tate will assist the Company with its management consolidation, as well as with the transition of his duties.  In exchange for such consulting services, the Company will pay Mr. Tate a monthly fee of $52,273 during the Consulting Term, as well as provide Mr. Tate with the use of certain Company benefits.

Section II - Summary of 2012 Compensation Activity

Salaries

In connection with the benchmarking analysis undertaken by the Committee in the first half of 2012, in July 2012, the Committee approved salary increases to the named executives effective as of July 1, 2012, as set forth below.

Named Executive Officer	New Base Salary ($)
A. Todd	600,000.00
P. Tate	- (1)
T. Carman	350,000.00
S. Keck	225,000.00
M. Allen	400,000.00
E. Rupert	215,000.00

(1)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012, prior to the salary increases.

2012 Bonus Targets

For our named and certain other executive officers, the Committee assesses performance for purposes of determining annual cash bonuses in two ways: (1) a quantitative evaluation of the Company’s financial performance, and (2) a qualitative individual performance appraisal.  Consistent with prior years, in 2012 the Company’s quantitative evaluation of the Company’s financial performance is based upon fully-diluted earnings per share achievement. The table below illustrates bonus eligibility as a percentage of salary for the named executive officers based on potential achievement of earnings per share goals for 2012. The earnings per share targets for 2012 have been set at higher levels than 2011 and for each $0.02 per share increase in fully diluted earnings per share above the threshold (minimum), the bonus pool for each named executive would increase in amounts ranging from 1.0% to 1.33%.

The potential bonus payments to the named executive officers are expressed below as a percentage of the executive’s salary.

		Earnings Per Share-Based Bonus(3)
Named Executive Officer(1)	Base Salary through June 30, 2012($)(2)	Target	Maximum
A. Todd	443,310.00	40.0%	120.0%
P. Tate	279,137.25	30.0%	90.0%
T. Carman	224,449.50	30.0%	90.0%
M. Allen	296,010.00	30.0%	90.0%
E. Rupert	205,000.00	30.0%	90.0%

(1)
Ms. Keck will receive bonus compensation at the discretion of the CEO, after consulting with the Committee.  Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

(2)	Target amounts reported are based on base salaries at the time the performance targets were established.

(3)	Subject to the discretion of the Committee, no earnings per share-based bonus is payable if earnings per share falls below the prior year fully-diluted earnings per share.

With respect to the qualitative individual performance measures, the Committee set operational and strategic goals for each of the named executive officers based on such executive officer’s position and role with the Company.  In 2012, operational and strategic metrics included, among other things, increase in same-base transports, establishment of new hospital relationships, achieving divisional budgets and cost reduction efforts, achieving synergies related to the acquisition of Omniflight Helicopters, Inc., and execution of certain expansion initiatives.

Adoption of 2012-2014 Bonus Program

In connection with the completion of the compensation benchmarking analysis undertaken by the Committee in the spring of 2012, the Committee adopted and established the 2012-2014 Bonus Program (the “2012 EVA Plan”) under the Company’s Performance Plan, which was approved by stockholders on May 31, 2012.  The 2012 EVA Plan is similar to the 2011-2014 Bonus Program (the “2011 EVA Plan”), pursuant to which members of senior management are eligible to receive incentive compensation based upon the financial performance of the Company (measured in terms of “economic value added,” or “EVA”) during the period commencing July 1, 2012 and ending June 30, 2014.

The 2012 EVA Plan supplements the 2011 EVA Plan, as follows:

•	Adds new participants from senior management for such period;

•	Adjusts the portion of the bonus pool for such period to which each participant may be entitled;

•	Modifies the calculation of “economic value added” for such period by increasing the “Business Valuation Multiple” (as such term is defined in the 2012 EVA Plan) from 6 to 7;

•
Provides an offset (as determined at the discretion of the Committee in order to preserve maximum flexibility) against amounts payable under the 2011 EVA Plan to achieve the desired economics without double paying participants for the same financial performance under both the 2011 EVA Plan and the 2012 EVA Plan; and

•	Modifies the termination “without cause” section to mirror the language in the Amended Employment Agreements executed by each of the executive officers on September 24, 2012.

Section III – General Compensation Practices and Philosophies

Philosophy Underlying the Executive Compensation Program

Our compensation program is intended to provide a link between increasing the long-term value of stockholder investment in the Company and the compensation earned by our executive officers.  Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our stockholders and motivates our executive officers to remain with the Company for long and productive careers built on expertise.  We believe that our stockholders should always benefit first before any element of our executive officers’ variable compensation is earned or paid.  For example, under our annual bonus program a minimum level of corporate performance must be achieved before any bonus is payable (other than the bonus amount payable to our Chief Accounting Officer).  The Committee and the Board of Directors, at the recommendation of our Chief Executive Officer, carefully set that minimum each year.  Even if the minimum level is achieved, the Committee reserves the sole discretion to exercise negative discretion to the extent it deems reasonable and prudent under the circumstances.

Objectives of the Executive Compensation Program

•	Attract and retain executives capable of leading us to meet our business objectives;

•	Adequately compensate our executive officers for achieving important short-term objectives;

•	Align the interests of executive officers and stockholders through the use of equity and other long-term incentives; and

•	Reward executives for achieving sustainable increases in the value of stockholders’ investments.

How Compensation Decisions Are Made

In February of each year, the Committee reviews the performance and total compensation of the executive officers.  The Committee reviews and establishes each executive officer’s total compensation target, which includes base salary, annual bonus opportunities and long-term incentive awards for the current year.

The following table depicts the roles of management, the Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

Action	For the Chief Executive Officer (“CEO”)	For Other Executive Officers
Design compensation program	Board of Directors (other than the CEO) and the Compensation Committee	Board of Directors and Compensation Committee
Establish target and maximum Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO and Compensation Committee
Performance appraisal	Board of Directors (other than the CEO)	CEO
Recommend base salary adjustments	Board of Directors (other than the CEO) and the Compensation Committee	CEO
Approve base salary adjustments	Board of Directors (other than the CEO)	Compensation Committee
Recommend Incentive Plan awards	Board of Directors (other than the CEO) and the Compensation Committee	CEO
Approve Incentive Plan awards	Board of Directors (other than the CEO)	Compensation Committee

As noted above, the Committee makes all base, bonus and equity compensation decisions regarding executive officers, with the exception of Mr. Todd, whose compensation is approved by the entire board of directors (other than Mr. Todd).  In making such determinations, the Committee relies on the recommendations provided by Mr. Todd with respect to all of the other executive officers, as well as information provided by management with respect to financial projections for the Company and divisional performance goals.

Elements of Executive Compensation

Our compensation structure consists of three components.  The following table lists the key elements that generally comprise our 2011 executive compensation.

Element	Purpose	Form
Base Salary
Salary and benefits are paid for ongoing performance throughout the year.  The amount of base salary payable to each executive officer is commensurate with each executive’s responsibilities, experience and past performance.
Cash
Performance-Based Annual Bonus
The annual bonus component of executive compensation is in place to encourage and reward the achievement of the various Company objectives, including, among other things, certain growth targets of our community-based services, securing and retaining hospital-based service contracts, achieving earnings per share goals and divisional earnings goals.  The annual bonus rewards the achievement of short-term objectives which should eventually translate into a sustainable increase in stock price.
Cash
Long-Term Incentive Compensation
The long-term incentive compensation currently consists of options and time-vested restricted stock under the 2006 Plan and cash awarded under the EVA Plan.  Our long term incentive compensation is designed to reward executives if they are successful in increasing the value of stockholder investment.  It also helps encourage executives to avoid behavior which results in short-term benefit at the expense of long-term share value.

•  Long-term incentive awards granted under the Amended and Restated 2006 Equity Compensation Plan, as mended (“2006 Plan”).  The 2006 Plan allows for grants of incentive stock options, non-statutory stock options, shares of restricted stock and stock appreciation rights.

•   Cash payments under the EVA Plan.

Determination of the Amount and Formula for Each Element of Pay

To determine the appropriate level and mix of incentive compensation, the Committee considers a number of factors, including the information provided by the Committee’s compensation consultant (see below).  Generally, we choose to pay various elements of compensation based on (1) the base pay necessary to attract and retain talent, (2) internal equity, and (3) corporate and individual performance.  Specific factors considered for each element of compensation are as follows:

•
Base pay is set by the Committee in an amount which is adequate to attract and retain the talent that the Company needs.  The amount of base salary payable to each executive officer is commensurate with each executive’s responsibilities, experience and past performance.  The Committee is careful to take into account internal equity and the relative value of individual executive officer jobs, as well as the value of the jobs immediately below the executive officer level.  Base pay is not utilized by the Company to reward outstanding individual and/or corporate performance, which is instead tied to the short-term and long-term incentive plans.

•
The annual bonus opportunity for the executive officer group customarily ranges from 30% to 40% of the executive officers’ respective base pay.  As noted above, in 2011, only two of the executive officers (Messrs. Carman and Todd) received bonus amounts in excess of the ranges set for the executive officers as a group.  Amounts above the target can be granted in the case of outstanding individual and corporate performance according to a predetermined formula, discussed below.  It is the intent of the Committee that outstanding corporate and individual performance be rewarded through the bonus program, rather than by permanent additions to base salary.

•
The Committee considers both individual performance and the financial impact of the grant on the Company, when determining the size of the grants.  In 2011, the Committee issued shares of restricted stock to the executive officers.  The shares of restricted stock vest in equal installments over a period of three years.  Restricted stock is an important retention tool and ties executives to shareholders as the value of the restricted stock is always equal to the current value of the Company’s stock.

Note that there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Our philosophy is to place the executive team in the shoes of the stockholders to the greatest extent possible.  Therefore, the largest potential component of compensation comes from payment and awards under our 2006 Plan.  That is, when the value of stockholders’ investment is increased, executives have the greatest opportunity for gain.

The currently paid-out compensation consists of base pay in an amount commensurate with each executive officer’s responsibilities, experience and past performance.  The intention of the Committee is that rewards for exceptional Company and individual performance be attached to incentive compensation, rather than be built into base pay.

Role of Independent Compensation Consultant

Our Committee charter authorizes the Committee to engage independent legal and other advisors and consultants as it deems necessary or appropriate to carry out its responsibilities.  In 2011, the Committee engaged a new independent compensation consultant, Denver Compensation & Benefits, LLC (“DCB”) to assist the Committee with, among other things:

•	Reviewing total compensation strategy and pay levels for executives.

•	Performing competitive analyses of outside board member compensation.

•	Examining the executive compensation programs to ensure they support the business strategy.

The Committee may request information or advice directly from DCB and may direct the Company to provide or solicit information from DCB.  The principal consultant for DCB regularly interacts with representatives of the Company.  The principal consultant for DCB attended 2 of the 7 Committee meetings during our 2011 fiscal year.  DCB was paid $21,557 for services rendered during 2011.  During 2011, DCB did not provide any services to the Company unrelated to executive compensation, did not have any business or personal relationships with the Committee members, and maintained policies and procedures designed to avoid conflicts of interest.

Role of Comparative Compensation Data

In 2011, the Committee reviewed compensation at other publicly traded companies of a similar size, but did not undertake a formal review of the executive officers’ compensation relative to marketplace norms and practices of a formal peer group.  In years past, the Committee had not established a peer group of companies against which to benchmark compensation because the Company has very few publically traded peers.

However, in April 2012, with the assistance of DCB, the Committee established a peer group from the Company.  Going-forward, the Committee intends to set executive compensation based upon compensation levels for similarly situated executives at companies in the Company’s peer group.  To conduct these comparisons, DCB provided a compensation comparison based on information that is derived from comparable businesses.  This data is used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for executive officers.

In connection with establishing a peer group, the Committee asked DCB to evaluate the competitiveness of the executive officers’ compensation relative to the Company’s peer group (see below for the peer group).  This analysis in ongoing and is intended to inform the Committee as to whether any changes to the executive compensation program should be considered.

Companies Included in the Peer Group

The peer group is made up of health care, aviation, transportation, and logistics companies.  The Committee, upon the recommendation of DCB, chose this group because it is reflective of the market in which we operate for executive talent and because of each of the company’s relative leadership position in their sector, relative size as measured by revenues, market valuation and performance.  The Committee plans to periodically review the peer group, based on the Company’s size, financial results, as well as other pertinent attributes.   The companies comprising the peer group were:

Company Name	2011 Revenues (all values are in thousands)
Air Transport Services Group	$730,130
Allegiant Travel Co.	$779,120
Atlas Air Worldwide Holdings, Inc.	$1,398,220
AmSurg Corp	$786,870
Bristow Group Inc.	$1,293,570
Celadon Group, Inc.	$701,840
Echo Global Logistics	$602,760
Forward Air Corp.	$536,400
GATX Corp.	$1,308,500
Heartland Express, Inc.	$528,620
Hub Group, Inc.	$2,751,530
IPC The Hospitalist Company, Inc.	$457,470
Knight Transportation	$866,200
LifePoint Hospitals, Inc.	$3,026,100
MedCath Corporation	$414,200
Metropolitan Health Networks, Inc.	$459,790
PHI, Inc.	$540,170
Roadrunner Transportation Systems	$843,630
UTi Worldwide Inc.	$4,914,220
Viad Corp	$844,760

Specific Forms of Compensation and the Role of Discretion

In the past, the Committee has retained the authority to review executive officer base compensation and to make increases based on change of responsibility, cost of living, and market norms.  Also, the Committee has retained the authority to make long-term incentive grants based on executive performance and market norms.  The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants and restricted stock with or without predetermined performance goals.

The Committee may make future grants of options, restricted stock, or other equity compensation, subject to objective performance goals.  At this time, it has not determined whether it would exercise discretion to reduce the size of an award or payout even if performance goals are not met.  However, the Committee has no current intention to increase the size of any objectively determined equity compensation award, especially if performance goals are not met.

Equity Grants and Market Timing

Our 2011 fiscal-year grant of restricted stock was independent of the timing of our release of material, non-public information.  We currently intend to maintain this practice in the future.  We have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.

Clawback Policy

At this time, the Committee has not adopted a clawback policy for the executive management team.  While in full support of such a policy, the Committee is waiting for more formal guidance from the Securities and Exchange Commission in response to the recent Dodd Frank legislation before adoption and implementation of a formal policy.

However, as required under Section 304 of the Sarbanes-Oxley Act of 2002, the annual bonus and other incentive compensation must be forfeited by the Chief Executive Officer and the Chief Financial Officer if, during the 12-month period following the issuance of financial statements, those financial statements must be restated due to material noncompliance as a result of misconduct in the preparation of those financial statements.  In addition, each Amended Employment Agreement contains an agreement of the executive officer party to such agreement that the compensation of such officer is subject to any clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by law.

Previously Earned Compensation

We maintain no supplemental pension plans or other programs in which gains from prior compensation could influence amounts earned currently.  The Committee may consider gains from prior awards when determining the appropriate size of long-term incentive grants.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s chief executive officer, or any of the company’s three other most highly compensated executive officers who are employed as of the fiscal year end.  The limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders).

Elements of our executive compensation program were designed to be performance-based, such as the awards issued under the 2006 Plan.  Other aspects of our executive compensation program, such as the EVA Plan and the payments made thereunder and the annual incentive bonuses, do not qualify as performance-based.  However, it is the Committee’s intent to maximize the Company’s income tax deductions by qualifying compensation paid to our top executives as performance-based compensation under Section 162(m) where practicable under our compensation policies.  The Committee’s intent to maximize income tax deductions was further evidenced by the Committee’s desire to have shareholders approve the Performance Pay Plan which was approved by the stockholders on May 31, 2012.  All incentive compensation issued under the Performance Pay Plan will not be subject to the limitations imposed by Section 162(m).

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met.  We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

In addition to the foregoing, we monitor the treatment of options under FASB ASC Topic 718 in determining the form and size of option grants.

Risk Mitigation

We believe our compensation programs are discretionary, balanced and focused on the long term.  Under this structure, the highest amount of compensation that can be achieved is through consistent superior performance over sustained periods of time.  This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term.  Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure.  Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards.  In addition, a significant percentage of our management’s incentive compensation is based on the performance of our total company.  This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.  Finally, with limited exceptions, the Committee retains a large amount of discretion to adjust compensation for quality of performance and adherence to Company values.

Equity Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by the Chief Executive Officer, Chief Financial Officer, and each of the four other most highly compensated executive officers for the years ended December 31, 2011, 2010, and 2009:

Name and Principal Position	Year		Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	Stock Awards (21) ($)	Non-Equity Incentive Plan Compensation(23) ($)	All Other Compensation ($)		Total ($)
Aaron D. Todd,	2011		422,200	367,384	---	149,480	---	25,634	(3)	964,698
Chief Executive Officer	2010		409,900	491,880	159,576	---	3,477,843	21,087	(4)	4,560,286
	2009		392,200	470,640	110,140	---	---	20,033	(5)	993,013
Trent J. Carman,	2011		265,845	100,000	---	106,320	---	18,931	(6)	491,096
Chief Financial Officer	2010		258,100	193,575	78,900	---	1,580,838	15,446	(7)	2,126,859
and Treasurer	2009		246,900	185,175	50,325	---	---	11,830	(8)	494,230
Michael D. Allen,	2011		257,400	75,000	---	106,320	---	16,050	(9)	454,770
Senior Vice President,	2010		249,900	216,039	78,900	---	1,580,838	12,812	(10)	2,138,489
Hospital-Based Services	2009		207,900	141,372	50,325	---	---	10,494	(11)	410,091
Sharon J. Keck,	2011		204,045	150,000	---	106,320	---	12,709	(12)	473,074
Chief Accounting	2010		198,100	150,000	52,600	---	---	12,479	(13)	413,179
Officer and Controller	2009		189,500	50,000	36,500	---	---	10,589	(14)	286,589
Paul H. Tate,	2011		317,550	37,218	---	106,320	---	17,180	(15)	478,268
Chief Operating	2010		306,254	196,387	105,200	---	1,949,700	13,314	(16)	2,570,855
Officer(22)	2009		314,734	265,500	67,100	---	---	11,450	(17)	658,784
Edward T. Rupert,	2011		200,850	22,142	---	106,320	---	15,309	(18)	344,621
Senior Vice President,	2010	(19)	195,000	186,024	125,300	---	---	7,995	(20)	514,319
Community-Based
Services

(1)
Bonuses earned in 2009 and paid in 2010 are included in the 2009 compensation.  Bonuses earned in 2010 and paid in 2011 are included in the 2010 compensation.  Bonuses earned in 2011 and paid in 2012 are included in 2011 compensation.

(2)
The named executive officers were awarded option grants during fiscal year 2009 and 2010, the value of which is reported as a dollar figure as required.  That amount was calculated in accordance with the requirements of FASB ASC Topic 718, as explained below.  The options granted in 2010 vest in three equal installments on each of the first, second and third anniversaries of the date of grant with respect to all executive officers.  The options will expire five years from date of grant.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.  The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding.  Expected volatility is based on historical volatility of the Company’s stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of expense for 2010 and 2009 awards are included in Note 9 to the consolidated financial statements in our 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012.

(3)	Consists of a $17,427 match to the 401(k) plan and a disability income protection premium of $8,207.
(4)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $8,207.
(5)	Consists of a $11,826 match to the 401(k) plan and a disability income protection premium of $8,207.
(6)	Consists of a $15,743 match to the 401(k) plan and a disability income protection premium of $3,188.
(7)	Consists of a $12,258 match to the 401(k) plan and a disability income protection premium of $3,188.
(8)	Consists of a $8,642 match to the 401(k) plan and a disability income protection premium of $3,188.
(9)	Consists of a $14,959 match to the 401(k) plan and a disability income protection premium of $1,091.
(10)	Consists of a $11,721 match to the 401(k) plan and a disability income protection premium of $1,091.
(11)	Consists of a $9,403 match to the 401(k) plan and a disability income protection premium of $1,091.
(12)	Consists of a $11,916 match to the 401(k) plan and a disability income protection premium of $793.
(13)	Consists of a $11,686 match to the 401(k) plan and a disability income protection premium of $793.
(14)	Consists of a $9,796 match to the 401(k) plan and a disability income protection premium of $793.
(15)	Consists of a $15,445 match to the 401(k) plan and a disability income protection premium of $1,735.
(16)	Consists of a $12,880 match to the 401(k) plan and a disability income protection premium of $434.
(17)	Consists of a $11,450 match to the 401(k) plan.
(18)	Consists of a $13,653 match to the 401(k) plan and a disability income protection premium of $1,656.
(19)
Mr. Rupert commenced employment as the Company’s Senior Vice President, Community-Based Services on June 1, 2010.  Prior to Mr. Rupert’s appointment as Senior Vice President, Community-Based Services, his annual salary was $130,000.

(20)	Consists of a $7,581 match to the 401(k) plan and a disability income protection premium of $414.
(21)	No restricted stock was awarded to the executive officers in 2009 and 2010. For the awards granted in 2011, restricted stock is valued at the closing price of the common stock on the date of grant.
(22)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.
(23)
Includes the aggregate amount of all payments earned by each of Messrs. Allen, Carman, Tate and Todd under the EVA Plan.  Such amounts are payable in three equal installments over a three year period.  The first installment payment was made on March 15, 2011, and the second installment payment was made on January 1, 2012.  The remaining installment payment will be made on January 1, 2013.  See Payment of EVA Performance Bonuses.

GRANTS OF PLAN-BASED AWARDS

During fiscal 2011, executive officers only received time-based restricted stock awards under the 2006 Plan. The following table provides additional information about the equity awards granted to our named executive officers during fiscal 2011:

	Grant Date	All Other Stock Awards: Number of Shares Underlying Stock (#)	Grant Date Fair Value of Stock Awards ($)(1)
Aaron D. Todd,
Chief Executive Officer	02/10/11	3,000	$159,480

Trent J. Carman,
Chief Financial Officer and Treasurer	02/10/11	2,000	$106,320

Michael D. Allen,
Senior Vice President, Hospital-Based
Services	02/10/11	2,000	$106,320

Sharon J. Keck,
Chief Accounting Officer and Controller	02/10/11	2,000	$106,320

Edward T. Rupert,
Senior Vice President
Community-Based Services	02/10/11	2,000	$106,320

Paul H. Tate,
Chief Operating Officer(2)	02/10/11	2,000	$106,320

(1)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(2)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

2011 OPTION EXERCISES AND STOCK VESTED

The following table contains information with respect to the executive officers concerning option exercises and vesting of restricted stock during fiscal year 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2)($)	Number of Shares Acquired on Vesting(3)(#)	Value Realized on Vesting(4)($)
Aaron D. Todd,
Chief Executive Officer	22,957	864,896	---	---

Trent J. Carman,
Chief Financial Officer and Treasurer	---	---	---	---

Michael D. Allen,
Senior Vice President,
Hospital-Based Services	27,500	1,104,610	---	---

Sharon J. Keck,
Chief Accounting Officer and Controller	2,500	91,225	---	---

Edward T. Rupert,
Senior Vice President,
Community-Based Services	3,333	123,521	---
				---
Paul H. Tate,
Chief Operating Officer(5)	12,500	524,515	1,167	78,414

(1)	Represents aggregate number of shares acquired upon exercise in fiscal year 2011.
(2)
Represents aggregate net gain on shares acquired by options exercised in fiscal year 2011.  Value is based upon the closing price of our common stock on the date of share acquisition less the exercise price of the options.

(3)
Represents the aggregate number of shares acquired upon vesting of restricted stock in 2011. The sale of, or other transactions with respect to, such vested stock is restricted for one year following the vesting date. Mr. Tate’s shares vested on March 31, 2011.

(4)
Represents the aggregate value of shares acquired by the vesting of restricted stock in 2011 and is the product of the number of vested shares and the market value of the underlying shares on the vesting date, March 31, 2011.

(5)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table provides certain summary information concerning unexercised options and shares of restricted stock that have not vested as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(9) ($)

Aaron D. Todd,
Chief Executive Officer	10,000	5,000	$19.40	02/05/14(1)	---		---
	5,000	10,000	$27.93	02/11/15 (2)	---		---
	---	---	---	---	3,000	(7)	253,350
Trent J. Carman,
Chief Financial Officer and Treasurer	20,000	---	$27.06	02/07/12(10)	---		---
	7,500	---	$17.90	01/07/14(3)	---		---
	2,500	5,000	$27.64	02/10/15(4)	---		---
	---	---	---	---	2,000	(7)	168,900
Michael D. Allen,
Senior Vice President, Hospital-Based Division	2,500	---	$17.90	01/07/14(3)	---		---
	---	5,000	$27.64	02/10/15(4)	---		---
	---	---	---	---	2,000	(7)	168,900
Sharon J. Keck,
Chief Accounting Officer and Controller	12,000	---	$27.06	02/07/12(10)	---		---
	5,000	---	$19.26	02/04/14 (5)	---		---
	1,666	3,334	$27.64	02/10/15 (4)
	---	---	---	---	2,000	(7)	168,900
Edward T. Rupert,	---	6,667	$32.57	06/02/15(8)	---		---
Senior Vice President, Community-Based Division
Paul H. Tate,
Chief Operating Officer(11)	25,000	---	$48.37	03/31/18 (6)	---		---
	5,000	---	$17.90	01/07/14 (3)	---
	3,334	6,666	$27.64	02/10/15 (4)	---		---
	---	---	---	---	2,000	(7)	168,900

(1)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, February 5, 2009.

(2)	1/3 of the total number of options granted under this award will vest on each of the first, second and third anniversaries of the grant date, February 11, 2010.
(3)
1/3 of the total number of options granted under this award vested or will vest upon each of the first, second and third anniversaries of the vesting date established by the Board of Directors (December 31, 2009).  The grant date was January 7, 2009.

(4)	1/3 of the total number of options granted under this award will vest on each of the first, second and third anniversaries of the grant date, February 10, 2010.
(5)	1/3 of the total number of options granted under this award vested, or will vest, upon each of the first, second and third anniversaries of the grant date, February 4, 2009.
(6)
1/3 of the total number of optioned shares vested upon each of the first, second and third anniversaries of the grant date, March 31, 2008.  Mr. Tate received these options upon becoming an officer of the Corporation.

(7)	Shares of restricted stock were granted on February 10, 2011, with 3-year vesting provisions commencing January 1, 2012.
(8)	1/3 of the total number of options granted under this award vested, or will vest upon each of the first, second and third anniversaries of the date of grant, June 2, 2010.
(9)	Unvested share value is calculated based upon the closing price of the Company’s common stock at December 30, 2011, $84.45.
(10)	1/3 of the total number of options granted under this award vested upon each of the first, second and third anniversaries of the grant date, February 7, 2007.
(11)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

EMPLOYMENT AGREEMENTS

We entered into an Amended and Restated Employment Agreement with Mr. Todd effective September 24, 2012 which supersedes and replaces the former employment agreement that was entered into on July 1, 2003, for an initial term of three years, subject to successive one-year extensions.  Mr. Todd’s Amended Employment Agreement may be terminated by Mr. Todd upon thirty days’ written notice, or immediately by us with or without cause.  In the event we terminate Mr. Todd’s Amended Employment Agreement without cause or Mr. Todd terminates his employment for good reason, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to the highest annual average of the annual bonuses earned by Mr. Todd for performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which the date of termination occurs.  Additionally, in the event Mr. Todd is terminated by the Company without cause or he terminates his employment for good reason, Mr. Todd shall also be entitled to his pro rata portion of the amount that otherwise would have been payable to him under the 2011 EVA Plan and the 2012 EVA Plan.  During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, Mr. Todd is entitled to severance payments for 36 months following termination at an annual rate equal to the sum of his annual base salary as in effect immediately prior to the date of termination plus an amount equal to the highest annual average of the annual bonuses earned by Mr. Todd for performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which the date of termination occurs.  If any payments are to be made to Mr. Todd on account of a change of control, and if those payments would otherwise result in an excise tax on Mr. Todd imposed by Section 4999 of the Internal Revenue Code, then a calculation shall be made comparing Mr. Todd’s net after-tax benefit if he were to (i) receive the full amount of such payments and pay the excise tax, or (ii) receive a reduced amounts of payments such that no portion thereof will be subject to the excise tax (the “280G Limit”).  If it would be at least $50,000 more beneficial to him on a net after-tax basis to receive the full amount of the payments, he will be entitled to the full amount of the payments without reduction.  Otherwise, his payments will be reduced to the 280G Limit.  This arrangement is referred to in the remainder of the proxy as a “280G Best-Net” provision.

We also entered into Amended and Restated Employment Agreements with Ms. Keck, Mr. Carman, Mr. Allen and Mr. Rupert effective September 24, 2012, each of which supersedes and replaces the former employment agreements that were entered into with Ms. Keck effective January 1, 2003; with Mr. Carman effective April 28, 2003; with Mr. Allen effective January 4, 2006, and with Mr. Rupert June 1, 2010.  Each agreement is for an initial term of two years starting on the effective date and is subject to successive one-year extensions.  Each agreement may be terminated by the executive upon 30 days’ written notice, or immediately by us with or without cause.  In the event we terminate an agreement without cause or the executive terminates the agreement for good reason, the executive is entitled to severance payments for 12 months following termination at an annual rate equal to the sum of his or her annual base salary as in effect immediately prior to the date of termination plus an amount equal to the highest annual average of the annual bonuses earned by the executive for performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which the date of termination occurs.  Additionally, in the event an executive (other than Ms. Keck) is terminated by the Company without cause or the executive terminates his employment for good reason, the executive shall also be entitled to his pro rata portion of the amount that otherwise would have been payable to the executive under the 2011 EVA Plan and the 2012 EVA Plan.  During the term of employment and for 12 months following the termination of employment, the executive may not engage in any business which competes with us anywhere in the United States.

In the event of termination resulting from a change in control of the Company, each executive officer (other than Mr. Todd) is entitled to severance payments for 24 months following termination at an annual rate equal to the sum of his or her annual base salary as in effect immediately prior to the date of termination plus an amount equal to the highest annual average of the annual bonuses earned by the executive for performance in any two consecutive fiscal years in the last three completed fiscal years immediately preceding the fiscal year in which the date of termination occurs.

The original employment agreements (except for Mr. Rupert) provided for a tax equalization payment or gross-up payment to the executive, which would place the executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Code did not apply.  Such a provision is typically referred to as a “280G Gross-Up.”  Each of the Amended Employment Agreements has been revised to eliminate the 280G Gross-Up provision and to add a “280G Best-Net” provision identical to the one described above for Mr. Todd’s Amended Employment Agreement.  Additionally, a provision was added to the Amended Employment Agreements stating that each Executive’s compensation is subject to the clawback or recoupment policies of the Company that are generally applicable to the Company’s senior management, as may be in effect from time to time, or as required by law.

In addition to the severance payments described above, the executive is entitled to continue to receive, at our expense, coverage under our health insurance policies, or comparable coverage, during the term of such severance payments, but only until the executive begins other employment in connection with which he/she is entitled to health insurance coverage.  As a condition of the executive’s right to receive severance compensation, the executive must sign and deliver to the Company a release of all claims that the executive might otherwise assert against the Company.  During the term of employment and following the termination of employment, the executive may not directly or indirectly use, disseminate, or disclose any of our confidential information or trade secrets.

We entered into an Employment Agreement with Mr. Tate effective February 22, 2008.  The Employment Agreement was for an initial term of one year starting on the effective date and was subject to successive one-year extensions.  The agreement could be terminated either by us or by the executive upon 90 days’ written notice, or immediately by us for cause.  In the event we terminated the agreement without cause, Mr. Tate was entitled to severance payments for 12 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of the his employment.  During the term of employment and for 12 months following the termination of employment, Mr. Tate is prohibited from engaging in any business which competes with us anywhere in the United States.

Effective as of April 9, 2012, the Company eliminated the position of Chief Operating Officer held by Mr. Tate and Mr. Tate resigned as a director, officer and employee of the Company’s subsidiaries.  In connection with the elimination of Mr. Tate's position, the Company and Mr. Tate entered into a Separation Agreement, dated as of April 11, 2012.  A summary of the terms of the Separation Agreement may be found under the heading “Executive Departures.”

2011 Potential Payments Upon Termination or Change in Control

The following table summarizes potential payments that would be made to the executive officers upon termination or a change in control of the Company, assuming the triggering event took place on December 31, 2011, and the stock price was the closing market price as of that date.

Executive Officer	Benefit	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause for Good Reason ($)	Death ($)	Disability ($)	Change in Control ($)
Aaron D. Todd,	Severance(1)	1,383,152	2,755,170	-	-	-
Chief Executive
Officer	Death(1)	-	-	47,393	-	-

	Disability(1)	-	-	-	228,684	-

	Accelerated Vesting of Equity-Based Awards and EVA Performance Awards (2)	-	-	-	-	221,868

	Tax Gross-Up	-	1,072,902	-	-	-

Michael D. Allen,	Severance(1)	490,052	968,889	-	-	-
Senior Vice
President Hospital	Death(1)	-	-	33,739	-	-
Based-Services
	Disability(1)	-	-	-	146,364	-

	Accelerated Vesting of Equity-Based Awards and EVA Performance Awards (2)	-		-	-	207,642

	Tax Gross-Up	-	413,735	-	-	-

Trent J. Carman,	Severance(1)	477,750	942,323	-	-	-
Chief Financial
Officer and	Death(1)	-	-	36,405	-	-
Treasurer
	Disability(1)	-	-	-	152,548	-

	Accelerated Vesting of Equity-Based Awards and EVA Performance Awards (2)	-	-	-	-	179,878

	Tax Gross-Up	-	-	-	-	-

Sharon J. Keck,	Severance(1)	388,146	755,089	-	-	-
Chief Accounting
Officer and	Death(1)	-	-	39,281	-	-
Controller
	Disability(1)	-	-	-	129,674	-

	Accelerated Vesting of Equity-Based Awards and EVA Performance Awards (2)	-	-	-	-	94,100

	Tax Gross-Up	-	-	-	-	-

Edward T. Rupert,	Severance(1)	419,220	813,142	-	-	-
Senior Vice
President,	Death(1)	-	-	43,110	-	-
Community-Based
Services	Disability(1)	-	-	-	132,172	-

	Accelerated Vesting of Equity-Based Awards and EVA Performance Awards (2)	-	-	-	-	41,221

	Tax Gross-Up	-	NA	-	-	-

Paul H. Tate, Chief	Severance(1)	625,084	1,218,216	-	-	-
Operating
Officer(3)	Death(1)	-	-	59,489	-	-

	Disability(1)	-	-	-	197,176	-

	Accelerated Vesting of Equity-Based Awards and EVA Performance Awards (2)	-	-	-	-	310,047

	Tax Gross-Up	-	652,131	-	-	-

(1)	Includes amounts for health care benefits and accrued but unused vacation time.
(2)
The value of accelerated vesting of stock options is calculated by using the safe harbor valuation method under Rev. Proc. 2003-68.  The safe harbor valuation method is based on the Black-Scholes model and takes into account, as of the valuation date, the following factors: (1) the volatility of the underlying stock; (2) the exercise price of the option; and (3) the stock value as of December 31, 2011 (valuation date) and the term of the option on the valuation date. The difference in the value of the option at time of vesting and the discounted current value is used to calculate the portion of the payment that is contingent on the change of control.

(3)	Mr. Tate’s position as Chief Operating Officer was eliminated in connection with a management consolidation effective April 9, 2012.

Change-in-Control Arrangements

In addition to change-in-control provisions included in the employment agreements described above, our 2006 Plan, the EVA Plan, the 2011 EVA Plan and the 2012 EVA Plan also contain change-in-control provisions.  Under the 2006 Plan, outstanding options or other equity compensation grants under the plan become fully vested in connection with the disposition of all, or substantially all, of the Company’s assets or outstanding capital stock by means of a sale, a merger or reorganization in which the Company is not the surviving corporation.  Under the EVA Plan, the 2011 EVA Plan and the 2012 EVA Plan, any amounts due under such plan will be immediately payable upon a Change in Control (as such term is defined in the applicable EVA Plan).

DIRECTOR COMPENSATION

The following table summarizes all compensation earned by members of the Board of Directors during the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(11) ($)	Option Grants(12) ($)	All Other Compensation ($)	Total ($)
George W. Belsey(1)(9)	67,000	79,740	74,667	---	221,407
Ralph J. Bernstein(2)(9)	58,800	79,740	74,667	---	213,207
Mark D. Carleton(3)(9)	59,000	79,740	74,667	---	213,407
C. David Kikumoto(4)(9)	61,700	79,740	74,667	---	216,107
MG Carl H. McNair, Jr. USA (Ret.)(5)(9)	66,500	79,740	74,667	---	220,907
Lowell D. Miller Ph.D.(6)(9)	64,000	79,740	74,667	---	218,407
David A. Roehr(7)(9)(10)	62,100	79,740	74,667	---	216,507
Morad Tahbaz(8)(9)	71,800	79,740	74,667	---	226,207

(1)	As of December 31, 2011, Mr. Belsey held two stock option awards exercisable for an aggregate 8,780 shares of the Company’s common stock, all of which are fully vested.
(2)	As of December 31, 2011, Mr. Bernstein held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(3)	As of December 31, 2011, Mr. Carleton held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(4)	As of December 31, 2011, Mr. Kikumoto held four stock option awards exercisable for an aggregate 21,280 shares of the Company’s common stock, all of which are fully vested.
(5)	As of December 31, 2011, General McNair held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(6)	As of December 31, 2011, Dr. Miller held one stock option award exercisable for an aggregate 3,780 shares of the Company’s common stock, all of which are fully vested.
(7)	As of December 31, 2011, Mr. Roehr held one stock option award exercisable for an aggregate 3,780 shares of the Company’s common stock, all of which are fully vested.
(8)	As of December 31, 2011, Mr. Tahbaz held three stock option awards exercisable for an aggregate 16,280 shares of the Company’s common stock, all of which are fully vested.
(9)	As of December 31, 2011, all directors held 1,500 shares of restricted stock which vested fully and were freely tradable on January 1, 2012.
(10)	Mr. Roehr provided notice to the Board of Directors on April 9, 2012 that he would not be standing for re-election at the Annual Meeting.
(11)	Restricted stock is valued at the closing price of the common stock on the date of grant.
(12)
Option awards are calculated in accordance with the requirements of FASB ASC Topic 718, as explained below. The options granted in 2011 vested as follows: 630 options vested immediately upon grant and the remainder vested in 10 equal monthly installments of 315 shares during 2011 and were fully vested and exercisable on December 1, 2011. The options will expire five years from date of grant.  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.  The Company uses historical option exercise data for similar employee groups, as well as the vesting period and contractual term, to estimate the expected term of options granted; the expected term represents the period of time that options granted are expected to be outstanding.  Expected volatility is based on historical volatility of the Company’s stock.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.  The amounts presented in these columns reflect the dollar amount to be recognized for financial statement reporting purposes over the vesting term of the options (excluding any impact of assumed forfeitures), in accordance with FASB ASC Topic 718.  Assumptions used in the calculation of expense for the 2011 awards are included in Note 9 to the consolidated financial statements in our 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012.

2011 Grants

During fiscal year 2011, the Company awarded both option grants and restricted stock grants to our non-employee directors.  On February 10, 2011, the Company granted each an option to purchase 3,780 shares at $53.16.  The options vested as follows: 630 options vested immediately upon grant and the remainder vested in 10 equal monthly installments of 315 shares during 2011 and were fully vested and exercisable on December 1, 2011.  The expiration date for this grant is February 10, 2016.

On February 10, 2011, the Company also awarded 1,500 shares of restricted stock to each nonemployee director at a price of $53.16.  All shares vested and were freely tradable on January 1, 2012.

Each non-employee director may elect to receive shares of common stock in lieu of cash payments pursuant to our Equity Compensation Plan for Non-Employee Directors.  We also reimburse our non-employee directors for their reasonable expenses incurred in attending Board of Directors’ and committee meetings.  Board members who are also officers do not receive any separate compensation or fees for attending Board of Directors’ or committee meetings.

Annual Retainer and Meeting Fees

The directors, other than Mr. Todd, our Chief Executive Officer, were entitled to receive the following compensation for serving on our Board of Directors and committees of our Board:

•	Annual retainer of $28,000;

•	Board chairman annual retainer of $60,000 (such amount is in addition to the annual retainer amount received by all Board members);

•	Board of Directors’ attendance fee of $2,000 per meeting; and

•	Compensation for committee chairs and committee members as follows:

Committee Meeting Fee	Annual Chair Retainer	Annual Committee Member Retainer	Meeting Fee
Audit Committee and Finance and Strategic Planning Committee	$24,000	$8,000	$600
Compensation/Stock Option Committee	$17,500	$6,000	$500
Nominating and Governance Committee	$14,000	$4,500	$500

Effective January 1, 2012, the annual retainer and the attendance fee per meeting were increased to $60,000 and $2,500 respectively.

Resignation of Sam Gray

On November 1, 2011, Mr. Sam Gray, a long-standing member of the Board, resigned.  In connection with Mr. Gray’s resignation, he received a $50,000 lump sum payment, as well as 2,000 shares of restricted stock.  The compensation/stock option committee awarded such shares of restricted stock pursuant to a policy adopted by the compensation/stock option committee.  Such policy provides that Board members serving at least five years on the Board are eligible to receive 2,000 shares of restricted stock upon their departure from the Board.  The compensation/stock option committee retains sole discretion as to whether a departing director should receive the 2,000 shares of restricted stock.  Given Mr. Gray’s long-standing tenure on the Board, as well as his contributions to the Board, the compensation/stock option committee believed that Mr. Gray should receive the shares, as well as a one-time payment in the amount of $50,000.  In addition to the foregoing and as permitted by the 2006 Plan, the compensation/stock option committee agreed to allow Mr. Gray’s unvested options (3,780) or restricted shares (1,500) to continue to vest and not be forfeited upon his resignation.

Appointment of New Chairman and Independent Lead Director

Effective October 1, 2011, the Board appointed Mr. Kikumoto to serve as the Chairman of the Board.  Prior to October 1, 2011, Mr. Belsey served as the Chairman of the Board for a period of 17 years.  The Board has asked Mr. Kikumoto take on a more active role in the Company’s strategic plan and therefore, at the recommendation of the compensation/stock option committee, the Board increased the annual retainer paid to the Chairman of the Board from $30,000 to $60,000.  Mr. Belsey now serves as the Independent Lead Director.  He does not receive any additional remuneration for serving in such role.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, none of the members of the compensation/stock option committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the compensation/stock option committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.

STOCKHOLDER PROPOSALS

Proposals for Inclusion in the 2013 Proxy Statement. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than January 3, 2013. All proposals must comply with the applicable requirements of federal securities’ laws and the Company’s Bylaws.

Proposal to be Addressed at 2013 Meeting (but not included in proxy statement). In order for you to properly bring a proposal (including director nomination) before next year’s annual meeting, our corporate secretary must receive a written notice of the proposal no later than March 1, 2013, and it must contain the additional information required by our Bylaws. All proposals received after March 1, 2013 will be considered untimely. You may obtain a complete copy of our Bylaws by submitting a written request to our corporate secretary at our principal executive office.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed at the beginning of May each year, by notifying us in writing at: Air Methods Corporation, Attn: Secretary, 7211 South Peoria Street, Englewood, Colorado 80112, or by contacting us at (303) 792-7400. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 792-7400, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Proxy Solicitation Costs. The accompanying proxy is being solicited on behalf of the Board of Directors of our Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The Company knows of no business that will be presented for consideration at the Special Meeting other than that described above. However, if any other business should come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies respective to any such business in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Crystal L. Gordon

Crystal L. Gordon
Secretary

Englewood, Colorado
November 2, 2012

Appendix A

SECOND AMENDED AND RESTATED
AIR METHODS CORPORATION
2006 EQUITY COMPENSATION PLAN
Approved by the Board: September 10, 2012
Approved by the Compensation Committee:  September 26, 2012
Submitted to the Stockholders for approval:  December 3, 2012

I. Purpose

This Second Amended and Restated Air Methods Corporation 2006 Equity Compensation Plan (the “Plan”) provides for Equity Compensation Grants (as defined below) to Employees and Consultants (as defined herein, including nonemployee directors) of Air Methods Corporation (the “Company”), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), as the Board of Directors of the Company (the “Board”) shall from time to time designate (“Participating Subsidiaries”), in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of their Employees and Consultants. This document sets forth the second amendment and restatement of the Plan and effectuates an increase in the shares available for issuance under the Plan as well as certain other technical changes to the Plan.

II. Certain Definitions

2.1 “Stock Option”. A Stock Option is the right granted under the Plan to a Participant to purchase shares of Common Stock, at such time or times, and at such price or prices (“Option Price”), as are determined by the Committee. A Stock Option may be an ISO or a Non-ISO as such terms are defined in Section II.

2.2 “Stock Appreciation Right”. A Stock Appreciation Right is the right to receive payment, in shares of Common Stock, cash, or a combination of shares of Common Stock and cash, of the Redemption Value of a specified number of shares of Common Stock then purchasable under a Stock Option.

2.3 “Restricted Stock Grant”. A Restricted Stock Grant is the right to acquire shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer and other terms and conditions as are provided for in Section VIII and as established by the Committee.

2.4 “Equity Compensation Grant”. An Equity Compensation Grant is a Stock Option, Stock Appreciation Right, or Restricted Stock Grant.

2.5 “Redemption Value”. The Redemption Value of shares of Common Stock purchasable under a Stock Option shall be the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

2.6 “Common Stock”. A share of Common Stock means a share of authorized but unissued or reacquired Common Stock of the Company.

2.7 “Fair Market Value”. For the purpose of the Plan, with respect to any date,
(a) If the Common Stock shall be readily tradable on an established securities market, the Fair Market Value of a share of Common Stock shall be the officially-quoted closing price for such date of the shares on the NASDAQ Stock Market or such other stock exchange or securities trading market which is the primary trading market for such shares, or if no closing price is reported on such date, the officially-quoted closing price for the immediately preceding trading day, and, (b) otherwise, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value; provided however, that any valuation of a share of Common Stock pursuant to this Section 2.7(b) shall be by the reasonable application of a reasonable method of valuation pursuant to Treasury Regulation Section 1.409A-1(b)(iv)(B).

2.8 “Employee”. An Employee is a common-law employee of the Company or any Participating Subsidiary.

2.9 “Consultant”. A Consultant is a bona fide individual consultant, or a nonemployee director, of the Company or any Participating Subsidiary.

2.10 “Participant”. A Participant is an Employee or Consultant to whom an Equity Compensation Grant is granted.

2.11 “Disinterested Person”. A Disinterested Person is a director of the Company who qualifies as both a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Code Section 162(m), and who meets the compensation committee independence requirements of any stock market or other securities exchange on which the Common Stock is then traded.

III. Incentive Stock Options and Non-Incentive Stock Options

The Stock Options granted under the Plan may be either:

(a) Incentive Stock Options (“ISOs”) which are intended to be “Incentive Stock Options” as that term is defined in Section 422 of the Code; or

(b) Non-Incentive Stock Options (“Non-ISOs”) which are intended to be options that do not qualify as “Incentive Stock Options” under Section 422 of the Code.

All Stock Options granted to Employees shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as Non-ISOs. Subject to the other provisions of the Plan, an Employee may receive ISOs and Non-ISOs at the same time, provided that the ISOs and Non-ISOs are clearly designated as such. All Stock Options granted to Consultants shall be Non-ISOs.

Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options, shall apply to ISOs and Non-ISOs.

IV. Administration

4.1 Committee. The Plan shall be administered by a committee (the “Committee”) composed of two or more directors, all of whom are Disinterested Persons. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, to assure that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or to conform to any regulation or any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan, other than its responsibilities to grant Equity Compensation Grants, to determine whether Stock Appreciation Rights, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe the Plan. If the Board is composed entirely of Disinterested Persons, the Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the “Committee” shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee.

4.2 Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

V. Eligibility and Participation

Equity Compensation Grants may be made to Employees or Consultants of the Company or any Participating Subsidiary, including directors of the Company who are also Employees. The Committee shall from time to time determine the Employees or Consultants to whom Equity Compensation Grants shall be granted, the number of shares of Common Stock subject to each such Equity Compensation Grant and the terms and provisions of each such Equity Compensation Grant, all as provided in this Plan.

VI. Shares of Common Stock Subject to the Plan

6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Equity Compensation Grants granted under the Plan (including awards granted prior to this amendment and restatement) shall be 1,800,000.  All 1,800,000 shares reserved for issuance may be granted as ISOs, and any single Participant may receive a grant of Stock Options or Stock Appreciation Rights in any calendar year covering up to a maximum of 1,800,000 shares.  If any shares of Common Stock subject to an Equity Compensation Grant are forfeited or expire under the terms of the Grant, such shares may again be made subject to Equity Compensation Grants.

6.2 Capital Changes. In the event any changes are made to the Company’s Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Equity Compensation Grants, and in the purchase price of said shares; (ii) the aggregate number of shares which may be made subject to Equity Compensation Grants, (iii) the aggregate number of shares that may be granted as ISOs, and (iv) the maximum number of Stock Options and Stock Appreciation Rights that may be granted to any single Participant in any calendar year. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII. Stock Options

7.1 Grant of Stock Options. The Committee may from time to time, grant Stock Options to a Participant and establish the number of shares of Common Stock subject to each such Stock Option, the Option Price of each option and all other terms and conditions of exercise of the Stock Option, all as provided in the Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted and the aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000. The Option Price of a Non-ISO shall be not less than the Fair Market Value on the date the Non-ISO is granted. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after 5 years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement (“Option Agreement”) containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

7.2 Time of Exercise. Subject to the provisions of the Plan, including without limitation Section 7.4, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire, which shall be, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option.

7.3 Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of the Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

7.4 Termination of Employment Before Exercise. With respect to Participants who are Employees, if a Participant’s employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant’s death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s) and unless otherwise determined by the Committee and set forth in a Participant’s applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If such Participant’s employment is terminated because the Participant dies or is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s) and unless otherwise determined by the Committee and set forth in a Participant’s applicable Option Agreement(s) shall remain exercisable by the Participant or his Personal Representative or successor, in the case of death, after the termination of his employment for a period of twelve months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). The termination of a Stock Option granted to a Consultant shall be as determined by the Committee, and set forth in the Consultant’s applicable Option Agreement(s). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

7.5 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant may be made subject to Stock Options granted to other Participants.

VIII. Restricted Stock Grants

8.1 Grants of Restricted Stock. The Committee may, from time to time, grant shares of Common Stock (“Restricted Shares” or “Shares”) to any Participant. The Committee shall establish all terms and conditions of the grant, including the number of Restricted Shares subject to the grant, the purchase price, if any to be paid by the Grantee for such shares and restrictions applicable to the Restricted Shares. The restrictions placed on the Restricted Shares may include restrictions on transfer of all or a portion of the Restricted Shares, provisions for the forfeiture of such Shares in specified circumstances, a right of the Company to repurchase the Restricted Shares and the conditions (including price) of such repurchase, and a right of first refusal in the Company to purchase the Shares before the Shares may be transferred to a third party. Each Restricted Stock Grant shall be evidenced by an agreement (“Restricted Stock Agreement”) between the Company and the Participant setting forth the terms of the Restricted Stock Grant.

8.2 Rights of Grantee. Shares of Common Stock that are issued as a Restricted Stock Grant shall be issued in the name of the Grantee as soon as reasonably practicable after the grant upon acceptance of the restrictions by the Grantee in a Restricted Stock Agreement. At the sole discretion of the Committee, certificates for the Restricted Stock will be deposited with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise, and as set forth in the Restricted Stock Agreement, upon delivery of the Restricted Stock to the escrow agent, the Participant will have the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Shares and to receive dividends or other distributions as described in Section 8.8.

8.3 Non-Transferability. Until all restrictions upon the shares of Restricted Stock awarded to a Participant have lapsed in the manner set forth in Section 8.4, the Shares shall not be sold, transferred or otherwise disposed of by the Participant, nor pledged or otherwise hypothecated, nor will the certificates representing the Restricted Shares be delivered to the Participant.

8.4 Lapse of Restrictions. Restrictions upon shares of Restricted Stock awarded hereunder will lapse at such time or times and on such terms and conditions as the Committee may determine. The Restricted Stock Agreement evidencing the Restricted Stock Grant will set forth any such terms and conditions.

8.5 Forfeiture of Restricted Stock. All shares of Restricted Stock will be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Share will terminate unless the Participant continues in the service of the Company until the expiration of a forfeiture period set forth in the Restricted Stock Agreement and satisfies any and all other conditions set forth in said Agreement. The Committee, in its sole discretion, may determine the forfeiture period (which may, but need not, lapse in installments) in any other terms or conditions applicable to any Restricted Stock Grant.

8.6 Waiver of Forfeiture. Notwithstanding anything in this Section VIII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and other conditions set forth in any Restricted Stock Agreement under appropriate circumstances, including, without limitation, the death, disability or retirement of the Participant or a material change in circumstances arising after the date of Grant, and subject to such terms and conditions (including, without limitation, forfeiture of a proportionate number of the Restricted Shares) as the Committee deems appropriate.

8.7 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent that the restrictions on such Shares have not yet lapsed) and award new Restricted Stock Grants in substitution for them. Notwithstanding the foregoing, no modification of an award will adversely alter or impair any rights or obligations under the Restricted Stock Agreement without the Participant’s consent.

8.8 Treatment of Dividends. At the time a grant of Restricted Stock is awarded, the Committee may, in its sole discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Common Stock by the Company will be (i) deferred until the lapsing of the restrictions imposed upon such Common Stock and (ii) held by the Company for the account of Participant until such time. In the event that dividends are to be deferred, the Committee will determine whether such dividends are to be reinvested in additional Shares of Common Stock (which will be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or a portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of the Shares of Restricted Stock (whether held in cash or as additional Restricted Shares) together with interest accrued thereon, if any, will be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred, together with any interest accrued thereon, in any respect of any Restricted Shares, will be forfeited upon the forfeiture of such Shares of Restricted Stock.

8.9 Delivery of Common Stock. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee will cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

IX. Stock Appreciation Rights

9.1 Grant of Stock Appreciation Rights. The Committee may, from time to time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Common Stock which are, or may become, purchasable under any Stock Option held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

9.2 Exercise of Stock Appreciation Rights. Subject to Section 9.3, and in lieu of purchasing shares of Common Stock upon the exercise of a Stock Option held by him, a Participant may elect to exercise the Stock Appreciation Rights, if any, he has been granted and receive payment of the Redemption Value of all, or any portion, of the number of shares of Common Stock subject to such Stock Option with respect to which he has been granted Stock Appreciation Rights; provided, however, that the Stock Appreciation Rights may be exercised only when the Fair Market Value of the Common Stock subject to such Stock Option exceeds the exercise price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Committee specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the right to purchase an equivalent number of shares of Common Stock subject to his Stock Option. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with Section 9.3 on or before the 74th day after the date of exercise of the Stock Appreciation Rights.

9.3 Form of Payment. If a Participant elects to exercise Stock Appreciation Rights as provided in Section 9.2, the Committee may, in its absolute discretion, elect to pay any part or all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation Rights in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The Committee’s election pursuant to this Section 9.3 shall be made by giving written notice to the Participant within said 74-day period, which notice shall specify the portion which the Committee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 74-day period.

X. No Contract of Employment

Nothing in this Plan shall confer upon the Participant the right to maintain its relationship with the Company or any Participating Subsidiary, whether as an Employee, Consultant or otherwise, nor shall it interfere in any way with any right of the Company, or any such Participating Subsidiary, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without cause.

XI. No Rights as a Stockholder

A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant’s Stock Option.

XII. Assignability

No Equity Compensation Grants granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of a Non-ISO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an assignment or transfer of a Non-ISO by a Participant and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. In the event of his death, the Stock Option, any Stock Appreciation Right, or the rights under a Restricted Stock Grant may be exercised by the Personal Representative of the Participant’s estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant’s will or under the applicable laws of descent and distribution.

XIII. Merger or Liquidation of the Company

If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, the Committee may, in its discretion, provide that rights under Equity Compensation Grants outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not vested or exercised, shall for all purposes under this Plan become vested and exercisable in full as of such date even though the dates of exercise or vesting established pursuant to an applicable Stock Option Agreement or Restricted Stock Agreement have not yet occurred.

XIV. Amendment

The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

XV. Registration of Optioned Shares

The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the qualification requirements of any state securities law.

XVI. Withholding Taxes; 409A

16.1 Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise, grant or vesting of an Equity Compensation Grant, and whenever any amount shall become payable in respect of any Equity Compensation Grant, unless the Participant exercises his or her rights under subsections (b) and (c) of this Article XVI, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, vesting, or payment prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions or making of such payment. The Company can delay the delivery to a Participant of any Common Stock or cash payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

16.2 Stock Remittance. At the election of the Participant, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Equity Compensation Grant, the Participant may tender to the Company, a number of shares of Common Stock that have been owned by the Participant for at least six months having a Fair Market Value at the tender date sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. The Company can delay the delivery to a Participant of any Common Stock to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

16.3 Stock Withholding. At the election of the Participant, when shares of Common Stock are to be issued upon the exercise, grant, or vesting of an Equity Compensation Grant, the Company shall withhold a number of such shares having a Fair Market Value at the exercise date sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, grant, or vesting but not greater than such withholding obligations. The Company can delay the delivery to a Participant of any Common Stock payable to such Participant to determine the amount of withholding to be collected and to collect and process such withholding.

16.4  409A.  All Equity Compensation Grants are intended to be exempt from or comply with the requirements of Code Section 409A, and this Plan shall be construed and administered accordingly.  In the event that any Equity Compensation Grant is deemed to be “deferred compensation” that does not comply with the provisions of Code Section 409A, then, notwithstanding anything to the contrary herein, the Committee shall have the right, but not the obligation, to modify or amend such Equity Compensation Grant in its discretion with the intent of making such award comply with or be exempt from Code Section 409A.  However, in no event shall the Company, any Participating Subsidiary, the Board, the Committee, or any director or Committee member be liable to any Participant as a result of the application of Code Section 409A to any Equity Compensation Grant made hereunder.

XVII. Non-Exclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, consultants and directors generally, or to any class or group of employees, consultants or directors, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

XVIII. Effective Date; Prior Plan Not Superseded

18.1 Effective Date of Plan. This Second Amended and Restated 2006 Equity Compensation Plan was adopted by the Board of Directors effective as of September 10, 2012 (the “Effective Date”) and was submitted for approval by the Company’s stockholders at a special meeting of stockholders on December 3, 2012.

18.2 1995 Plan Not Superseded. This Second Amended and Restated 2006 Equity Compensation Plan does not supersede or otherwise affect the 1995 Stock Option Plan adopted August 15, 1995, and approved by the Company’s stockholders on May 23, 1996. All options granted under the 1995 Plan remain valid and shall continue to be governed by the provisions of the 1995 Plan.

18.3 Term of Plan. No Equity Compensation Grant shall be granted under this 2006 Equity Compensation Plan subsequent to ten (10) years after the Effective Date. Stock options outstanding subsequent to the ten years after the Effective Date shall continue to be governed by the provisions of the Plan.

SPECIAL MEETING OF STOCKHOLDERS OF AIR METHODS CORPORATION December 3, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and the Proxy Card are available at www.airmethods.com under the "Investors" tab Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve an amendment to the Company's Certificate of Incorporation, as amended, to (i) increase the authorized Common Stock of the Company from 23,500,000, par value $0.06 per share to 70,500,000 shares, par value $0.06 per share and to effect a three-for-one stock split of the issued Common Stock of the Company by changing each issued share of Common Stock into three shares of Common Stock and (ii) increase the authorized Preferred Stock of the Company from 5,000,000 shares, par value $1.00 per share, to 15,000,000 shares, par value $1.00 per share. 2. To approve a Second Amended and Restated 2006 Equity Compensation Plan, which increases the number of authorized shares available under the 2006 Plan from 1,000,000 to 1,800,000 (on a pre-split basis) and makes certain conforming and technical tax changes to the 2006 Plan. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and a Proxy Statement for the Special Meeting of Stockholders. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 00030000300000000000 1 120312

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 AIR METHODS CORPORATION 7211 South Peoria Street Englewood, Colorado 80112 THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Aaron D. Todd and Crystal L. Gordon, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Air Methods Corporation, to be held December 3, 2012 at the Company's corporate office, 7211 S. Peoria St., Englewood, CO, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)